Exhibit 10(r)


                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


                            SUMMARY OF CERTAIN TERMS
                            ------------------------


EFFECTIVE DATE:                       July 25, 2005

SELLER:                               REGAN   HOLDING    CORP.,   a   California
                                      corporation

SELLER'S ADDRESS:                     2090 Marina Ave.
                                      Petaluma, California 94954
                                      Attn:  Mr. Michael Cairns
                                      Telephone:        (______) _____-________
                                      Facsimile:        (______) _____-________

BUYER:                                BASIN  STREET  PROPERTIES,   a  California
                                      corporation

BUYER'S ADDRESS:                      c/o Basin Street Properties
                                      1318 Redwood Way
                                      Suite 140
                                      Petaluma, CA 94954
                                      Attn:  Mr. Scott Stranzl
                                      Telephone:        (707) 795-4477
                                      Facsimile:        (707) 795-2683

REAL PROPERTY:                        That  certain   improved   real   property
                                      commonly known as 2084  Lakeville  Blvd. -
                                      2090 Marina Ave. in Petaluma,  California.
                                      The land portion is more particularly described in Exhibit A, attached hereto.

PURCHASE PRICE:                       Thirteen  Million   One-Hundred   Thousand
                                      Dollars ($13,100,000).

DEPOSIT:                              Fifty Thousand Dollars ($50,000).

DUE DILIGENCE PERIOD:                 The  period  commencing  on the  Effective
                                      Date and ending at 6:00 p.m. Pacific Time on the thirtieth (30th) day after date on which Seller has delivered to Buyer all of the Due Diligence Documents as described in Exhibit D, attached hereto.

FINANCING CONTINGENCY PERIOD:         The  period  commencing  on the  Effective
                                      Date and ending at 6:00 p.m. Pacific Time on the forty-fifth (45th) day after the Effective Date.

SELLER'S REPRESENTATIVE:              Mr. Michael Cairns

BUYER'S REPRESENTATIVE:               Mr. Scott Stranzl

TITLE COMPANY:                        Old Republic Title Insurance Company
                                      516 Petaluma Boulevard North, Suite C
                                      Petaluma, CA  94952
                                      Attn:  Ms. Julie James
                                      Telephone:        (707) 763-9941
                                      Facsimile:        (707) 762-0473

ESCROW HOLDER:                        Old Republic Title Company
                                      6 Petaluma Blvd. North
                                      Suite A-2
                                      Petaluma, CA 94952
                                      Attn:  Ms. Julie James
                                      Telephone:        (707) 763-9941
                                      Facsimile:        (707) 762-0473

SCHEDULED CLOSING DATE:               The   fifteenth   (15th)   day  after  the
                                      expiration  of the  Financing  Contingency
                                      Period.

SELLER'S BROKER:                      None.

BUYER'S BROKER:                       None.

CLOSING COST
ALLOCATIONS:

- BUYER:                              TITLE INSURANCE                     100%

                                      ESCROW FEES                          50%

                                      RECORDING FEES (DEED)               100%

                                      ALTA SURVEY                         100%

- SELLER:                             COUNTY TRANSFER TAXES               100%

                                      CITY TRANSFER TAXES                 100%

                                      ESCROW FEES                          50%

                                TABLE OF CONTENTS

                                                                           Page
1.       Purchase and Sale of Property........................................1
         1.1.     Real Property...............................................1
         1.2.     Personal Property...........................................1
         1.3.     Intangible Property.........................................1
2.       Purchase Price.......................................................2
3.       Deposit..............................................................2
4.       Payment of Purchase Price............................................2
5.       Remedies; Liquidated Damages.........................................2
         5.1.     Remedies....................................................2
         5.2.     LIQUIDATED DAMAGES..........................................2
6.       Due Diligence........................................................3
         6.1.     Seller's Studies............................................3
         6.2.     Survey......................................................3
         6.3.     Right of Entry..............................................3
         6.4.     Designation of Representatives..............................3
         6.5.     Disapproval of Seller's Studies or Buyer's Inspections......4
         6.6.     Title Review................................................4
         6.7.     Modification of Title Report................................4
         6.8.     Service Contracts...........................................5
         6.9.     Natural Hazard Disclosure Statement.........................5
7.       Sale / Leaseback.....................................................5
8.       Operation of Property................................................5
9.       Grant Deed...........................................................6
10.      Conditions Precedent.................................................6
         10.1.    Seller......................................................6
         10.2.    Buyer.......................................................7
         10.3.    Failure of Conditions Precedent.............................8
11.      Escrow...............................................................8
         11.1.    Time........................................................8
         11.2.    Documents...................................................8
         11.3.    Procedure...................................................9
         11.4.    Possession..................................................9
         11.5.    Deliveries Outside Escrow...................................9
         11.6.    Escrow Instructions........................................10
         11.7.    Closing Costs and Prorations...............................10
         11.8.    Failure to Furnish Non-Foreign Person Certificate..........11
12.      Brokerage Commission................................................12
13.      Condemnation/Casualty...............................................12
         13.1.    Right to Terminate.........................................12
         13.2.    Election to Terminate......................................12
         13.3.    No Election to Terminate...................................12
14.      Representations and Warranties......................................12
         14.1.    Buyer......................................................12

         14.2.    Seller.....................................................13
         14.3.    Indemnity..................................................15
         14.4.    No Warranties..............................................15
15.      Miscellaneous.......................................................16
         15.1.    Successors and Assigns.....................................16
         15.2.    Entire Agreement...........................................16
         15.3.    Attorneys' Fees............................................16
         15.4.    Governing Law..............................................16
         15.5.    Further Assurances.........................................16
         15.6.    Severability...............................................16
         15.7.    Notices....................................................16
         15.8.    Counterparts...............................................17
         15.9.    Time.......................................................17
         15.10.   Nonwaiver..................................................17
         15.11.   Survival...................................................17
         15.12.   Captions...................................................17
         15.13.   Exhibits...................................................17
         15.14.   Construction...............................................17
         15.15.   Business Day...............................................17
16.      Deferred Exchange...................................................17


EXHIBITS:         A   -  Real Property
                  B   -  List of Service Contracts
                  C   -  Due Diligence Documents
                  D   -  Lease
                  E   -  Grant Deed
                  F   -  Bill of Sale and Assignment
                  G   -  Non-Foreign Person Certificate
                  H   -  Seller's Date Down Certificate
                  I   -  Buyer's Date Down Certificate
                  J   -  NHDS

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is entered into as of July 25, 2005 (the "Effective Date"), by and among REGAN HOLDING CORP., a California corporation ("Seller"), and BASIN STREET PROPERTIES, a California corporation ("Buyer").

     THIS AGREEMENT IS ENTERED INTO on the basis of the following facts, intentions and understandings of the parties:

     A. Seller is the owner of that certain real property (the "Real Property"), located in Petaluma, California, commonly known as 2084 Lakeville Blvd. - 2090 Marina Ave. and more particularly described in Exhibit A, attached hereto.

     B. Seller desires to sell the Property (as hereinafter defined) to Buyer, and Buyer desires to purchase the Property from Seller, in accordance with the terms of this Agreement.

     C. Concurrently with Seller's sale to Buyer of the Property, Seller and Buyer are entering into a lease for a portion of the space in the building (the "Building") located on the Real Property, pursuant to which Buyer shall lease to Seller approximately 71,612 rentable square feet of space in the Building, as more particularly provided herein.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Purchase and Sale of Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, on the terms, covenants and conditions set forth in this Agreement, the following described property (collectively, the "Property"):

          1.1. Real Property. The Real Property, together with all minerals, oil, gas and other hydrocarbon substances thereon and all easements, access rights, air, water and riparian rights, development rights, solar rights and all tenements, privileges and appurtenances pertaining thereto;

          1.2. Personal Property. All fixtures, equipment, machinery, building materials and other personal property owned by Seller and attached to the Real Property and all equipment, machinery, building materials, furniture, furnishings and other personal property owned by Seller and described in
     Exhibit 2 of the Bill or Sale and Assignment (attached hereto as Exhibit F) (collectively, the "Personal Property"); and

          1.3. Intangible Property. Seller's interest in any and all intangible personal property arising out of or in connection with the ownership or operation of the Real Property, including (i) the right to use the current names of the Real Property, (ii) all licenses, permits, certificates of occupancy and franchises issued to Seller by federal, state or local municipal authorities relating to the use, maintenance, occupancy or


                                       1.

     operation of the Real Property, (iii) all warranties given by third parties with respect to the Real Property, and (iv) all service, equipment, maintenance, construction and employment agreements (collectively, the "Service Contracts") entered into by Seller with respect to the Real Property and listed on Exhibit B, attached hereto, which Buyer elects to have assigned to it pursuant to the provisions of this Agreement (collectively, the "Intangible Property").

     2. Purchase Price. Buyer shall pay to Seller the purchase price (the "Purchase Price") in the amount of Thirteen Million One-Hundred Thousand Dollars ($13,100,000) for the Property. The Purchase Price shall be paid in the manner described in Section 4.

     3. Deposit. Within two (2) business days after the execution of this Agreement, Buyer and Seller shall open an escrow account (the "Escrow") with Old Republic Title Company ("Escrow Holder"), and Buyer shall deposit with Escrow Holder by cashier's check or immediately available federal wire transfer cash in the amount of Fifty Thousand Dollars ($50,000) (the "Deposit"). Escrow Holder shall place the Deposit in an interest-bearing account at an institution acceptable to Buyer, to be held as a deposit on account of the Purchase Price. (The Deposit and all interest earned thereon shall hereinafter collectively be referred to as the "Earnest Money Deposit.") Upon Close of Escrow, the Earnest Money Deposit shall be applied against the Purchase Price.

     4. Payment of Purchase Price. On or before Close of Escrow, Buyer shall deposit with Escrow Holder by immediately available federal wire transfer or cashier's check an additional amount equal to the difference between the Purchase Price and the Earnest Money Deposit, plus or minus the closing adjustments and prorations described in Section 11.7.

     5. Remedies; Liquidated Damages.

          5.1. Remedies. If the transfer of the Property from Seller to Buyer does not close as a result of a default by Seller under this Agreement, Buyer shall be entitled to pursue any and all remedies available at law to Buyer, including an action for specific performance.

          5.2. LIQUIDATED DAMAGES. IF THE TRANSFER OF THE PROPERTY FROM SELLER TO BUYER IS NOT CONSUMMATED DUE TO A DEFAULT BY BUYER UNDER THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT IN WRITING IMMEDIATELY AND WITHOUT FURTHER OBLIGATION TO BUYER. SELLER SHALL BE ENTITLED TO RETAIN ANY PORTION OF THE EARNEST MONEY DEPOSIT THEN HELD BY
     ESCROW HOLDER AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE REMEDY. THE PARTIES AGREE THAT SELLER'S ACTUAL DAMAGES AS A RESULT OF BUYER'S DEFAULT UNDER THIS AGREEMENT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THE EARNEST MONEY DEPOSIT IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLER WOULD SUFFER AS A RESULT OF SUCH DEFAULT. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION BY INITIALING THIS SECTION:

                         Seller: (_____) Buyer: (_____)

                                       2.

     6. Due Diligence.

          6.1. Seller's Studies. Seller either has or will provide to Buyer within two (2) business days after the Effective Date copies of the documents and materials (the "Due Diligence Documents") described in Exhibit C, attached hereto and a list of the Due Diligence Documents. In addition, Seller shall make available at Seller's office for Buyer's review all studies, reports, maps, surveys and other documents relating to the Property in Seller's possession or control (together with the Due Diligence Documents hereinafter referred to as the "Due Diligence Materials").

          6.2. Survey. During the Due Diligence Period, Buyer, at Buyer's sole cost and expense, shall the right to have an ALTA survey (the "Survey") prepared of the Real Property.

          6.3. Right of Entry. During the period (the "Contract Period") commencing on the Effective Date and ending on the earlier of Close of Escrow or termination of this Agreement, Buyer and Buyer's representatives, agents, consultants and contractors shall have the right to enter the Real Property to conduct investigations of the Property and the physical and economic conditions thereof, including the conduct of such engineering, economic feasibility and soil tests as Buyer may desire (each, a "Buyer Inspection"), pursuant to the following terms and conditions:

               6.3.1. Buyer's Expense. Each Buyer Inspection shall be at Buyer's sole cost and expense.

               6.3.2.   No   Interference.   Any   entry   by   Buyer   or   its
          representatives,   agents,   consultants  or  contractors   shall  not
          interfere with Seller's use of the Real Property.

               6.3.3. Restoration. Buyer, at Buyer's sole cost and expense, shall restore the Real Property to its condition existing immediately prior to Buyer's Inspections if, for any reason, the Property is not transferred by Seller to Buyer. The restoration obligation contained in this Section 6.3.3 shall survive the termination of this Agreement.

               6.3.4. Indemnity. Buyer shall indemnify, defend and hold harmless Seller for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics' liens) and expenses (including, without limitation, reasonable attorneys' fees) arising out of any entry by Buyer or its agents, representatives, consultants or contractors on the Real Property. The indemnity obligations contained in this Section 6.3.4 shall survive Close of Escrow or any termination of this Agreement.

          6.4. Designation of Representatives. Seller and Buyer each shall designate one (1) representative to act for them in scheduling and arranging visits to and inspections of the Real Property and in coordinating the delivery of and/or access to the Due Diligence Materials pursuant to Section 6.1 above. Buyer's Representative and Seller's Representative are identified in the Summary of Certain Terms. Each party shall have the right to change its respective representative by notice to the other party given in accordance with Section 15.7.

                                       3.

          6.5. Disapproval of Seller's Studies or Buyer's Inspections.

               6.5.1. Termination Notice. Buyer shall have the right, at any time during the period (the "Due Diligence Period") commencing on the Effective Date and ending at 6:00 p.m. Pacific Time on the thirtieth
          (30th) day after date on which Seller has delivered to Buyer all of the Due Diligence Documents, to disapprove of the results of Buyer's review of the Due Diligence Materials, Buyer's Inspections of the Real Property or any aspect of this transaction, by notifying Seller in writing (a "Termination Notice"). If Buyer fails to provide Seller with a Termination Notice prior to the expiration of the Due Diligence Period, then Buyer shall be deemed to have approved the results of Buyer's review of the Due Diligence Materials and Buyer's Inspections.

               6.5.2. Result of Termination Notice. If Buyer delivers a Termination Notice to Seller during the Due Diligence Period, then (i) this Agreement, and all of the obligations, rights and liabilities of Buyer and Seller to each other hereunder, shall terminate, and (ii) Seller shall immediately direct Escrow Holder to return the Earnest Money Deposit to Buyer.

          6.6. Title Review. Buyer shall notify Seller in writing (the "Title Objection Notice") prior to the expiration of the Due Diligence Period if Buyer objects to the condition of title as shown on a title report (the
     "Title Report") for the Real Property issued by Old Republic Title Insurance Company ("Title Company") or any items shown on the Survey. Buyer shall be deemed to have approved the condition of title as shown on the Title Report and the Survey if Buyer fails to deliver to Seller the Title Objection Notice prior to the expiration of the Due Diligence Period. If Buyer timely delivers to Seller the Title Objection Notice, Seller shall notify Buyer in writing within three (3) business days after Seller's receipt of the Title Objection Notice of Seller's election to either (i) cure or satisfy all or some of the objection(s) (the "Objections") set forth in the Title Objection Notice and/or (ii) not to cure or satisfy any of the Objections. Seller shall have until Close of Escrow to cure or satisfy any Objections that Seller elects to cure or satisfy and Seller's failure to do so by Close of Escrow shall constitute a default by Seller under this Agreement. If Seller fails to notify Buyer in writing of its election within the three (3) business day period referenced above, Seller shall be deemed to have elected not to cure or satisfy all of the Objections. If Seller notifies Buyer in writing of its election not to cure or satisfy any of the Objections or is deemed to have elected not to cure or satisfy any of the Objections, then Buyer shall either: (A) waive the Objections and proceed with Close of Escrow pursuant to all of the terms of this Agreement with no reduction in the Purchase Price, or (B) terminate this Agreement by written notice to Seller. Buyer shall notify Seller in writing of its election either to terminate this Agreement or waive the Objections pursuant to the foregoing sentence within three (3) business days after Buyer's receipt of Seller's response to the Title Objection Notice. If Buyer fails to notify Seller in writing of its election to either terminate this Agreement or waive the Objections within the time period provided above, Buyer shall be deemed to have terminated this Agreement. If Buyer terminates this Agreement pursuant to this Section, Seller shall immediately direct Escrow Holder to return the Earnest Money Deposit to Buyer.

          6.7. Modification of Title Report. In the event that Title Company issues any modification or supplement to the Title Report between the end of the Due Diligence Period and Close of Escrow that is not the result of activities of Buyer or any of Buyer's agents, representatives, consultants or contractors, and, if, in Buyer's reasonable judgment, the change materially and adversely affects the Real Property or Buyer's projected use

                                       4.

     thereof, Buyer shall have three (3) business days after receipt of the modification or supplement to the Title Report in which to object thereto by written notice to Seller. If Buyer objects to such a change, Seller shall have three (3) days after the date Seller receives Buyer's objection notice (and, if necessary, Close of Escrow shall be extended by the number of days necessary to give Seller this full three (3) day period) in which to notify Buyer in writing of its election either to satisfy or cure Buyer's objection or not to satisfy or cure Buyer's objection. Seller shall have until Close of Escrow to cure or satisfy any objections that Seller elects to cure or satisfy and Seller's failure to do so by Close of Escrow shall constitute a default by Seller under this Agreement. Seller shall be deemed to have elected not to cure or satisfy all of Buyer's objections if Seller fails to notify Buyer in writing of its election within the three
     (3) day period referenced above. If Seller notifies Buyer in writing of its election not to satisfy the objection or Seller is deemed to have elected not to cure or satisfy Buyer's objection, then Buyer shall either: (A) waive the objection and proceed with Close of Escrow pursuant to all of the terms of this Agreement with no reduction in the Purchase Price, or (B) terminate this Agreement. Buyer shall notify Seller in writing of its election either to terminate this Agreement or waive its objection within three (3) business days after the earlier of Buyer's receipt of Seller's written notice election not to cure Buyer's objection or the expiration of the three (3) day period within which Seller was required to notify Buyer of its election. If Buyer terminates this Agreement pursuant to this Section, (i) this Agreement, and all of the obligations, rights and liabilities of Buyer and Seller to each other hereunder shall terminate; and (ii) Seller shall immediately direct Escrow Holder to return the Earnest Money Deposit to Buyer.

          6.8. Service Contracts. Buyer shall notify Seller in writing prior to the end of the Due Diligence Period as to which (if any) Service Contracts Buyer shall assume at Close of Escrow. Seller shall terminate all other Service Contracts by Close of Escrow.

          6.9. Natural Hazard Disclosure Statement. Seller shall execute and deliver to Buyer within ten (10) days after the Effective Date a Natural Hazard Disclosure Statement (the "NHDS"), as and to the extent prescribed by California law, in substantially the form of Exhibit J, attached hereto and made a part hereof.

     7. Sale / Leaseback. At Close of Escrow, and concurrently with Seller's sale to Buyer of the Property, Buyer and Seller shall enter into that certain NNN Lease (the "Lease") pursuant to which Buyer shall lease to Seller, and Seller shall lease from Buyer, approximately 71,612 rentable square feet of space in the Building (hereinafter referred to as the "Leased Premises"). The Lease shall be for a term of ten (10) years (plus any partial calendar month at the end of the term of the Lease) with an initial base rent of $1.30 per rentable square foot and three percent (3%) annual increases. The form of the Lease is attached hereto as Exhibit D.

     8. Operation of Property. Seller hereby covenants with Buyer that during the Contract Period:

               8.1.1. Leases, Contracts. Seller shall not enter into, amend or terminate any lease, service contract or any other agreement or contract affecting or relating to the Property that will survive Close of Escrow without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                                       5.

               8.1.2. Insurance. All insurance coverage carried by Seller with respect to the Property and in effect as of the Effective Date shall remain continuously in full force and effect;

               8.1.3.  Maintenance.   Seller  shall  continue  to  maintain  the
          Property  in  substantially   the  same  manner  in  which  Seller  is
          maintaining the Property as of the Effective Date;

               8.1.4. Personal Property. Seller shall not remove any Personal Property from the Real Property unless it is replaced with a comparable item of equal quality and quantity as existed at the time of such removal and shall maintain the Personal Property in good condition and repair;

               8.1.5. Liens. Seller shall not transfer any of the Property or create or, except as existing on the date hereof, permit or suffer to exist on any of the Property any easements, liens, deeds of trust, mortgages, security interests, encumbrances or other interests that would affect the Property or any part thereof or Seller's ability to comply with the terms of this Agreement; and

               8.1.6. Withdrawal. Seller shall withdraw the Property from the market and not enter into any agreement to sell the Property to any other party or otherwise negotiate with any other party concerning a sale of the Property.

     9. Grant Deed. Seller shall convey to Buyer all of its interest in the Real Property by a grant deed (the "Deed") in the form of Exhibit E, attached hereto.

     10. Conditions Precedent. In addition to the documents and funds which must be placed into Escrow prior to Close of Escrow as stated in Section 11 of this Agreement, the following are conditions precedent to Close of Escrow:

          10.1. Seller. The following are conditions precedent to Seller's obligation to proceed with Close of Escrow:

               10.1.1. No Proceedings. No suit, action or other proceeding (instituted by any party other than Seller) shall be pending which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase and sale of the Property;

               10.1.2.  Buyer's   Representations  True  and  Correct.   Buyer's
          representations and warranties set forth herein shall be true and correct in all material respects on Close of Escrow;

               10.1.3. Performance of Covenants. Buyer shall have performed all of Buyer's covenants and agreements contained in this Agreement that are required to be performed by Buyer prior to or on Close of Escrow; and

                                       6.

               10.1.4. Authority. Buyer shall have provided to Seller and Title Company prior to Close of Escrow evidence of authority for Buyer to enter into this Agreement and purchase the Property from Seller.

          10.2. Buyer. The following are conditions precedent to the Buyer's obligation to proceed with Close of Escrow:

               10.2.1. Satisfaction With Due Diligence. Buyer's inspection and approval during the Due Diligence Period of the Due Diligence Materials, the Service Contracts, the Survey and all other physical, environmental, legal and any other matters relating to the Property that Buyer may elect to investigate;

               10.2.2. Title. Buyer's inspection and approval of all title and survey matters relating to the Property within the time periods provided in Sections 6.6 and 6.7;

               10.2.3. Financing. Buyer's receipt prior to the expiration of the Financing Contingency Period of (i) a financing commitment from a lender acceptable to Buyer to facilitate the acquisition of the Property on terms and conditions satisfactory to Buyer and (ii) an appraisal from a qualified MAI appraiser indicating a value of the Property of not less than $13,000,000;

               10.2.4. Owner's Title Policy. Buyer's receipt prior to Close of Escrow of an irrevocable written commitment of Title Company to issue, upon the payment of its regularly scheduled premium, an ALTA Owner's Policy (1992 Form) of title insurance, with extended coverage (the
          "Owner's Title Policy") dated as of the date and time of the recordation of the Deed, in the amount of the Purchase Price, insuring Buyer that fee simple title to the Real Property is vested in Buyer, subject only to (i) a lien for real property taxes and assessments not then delinquent; (ii) matters of title respecting the Real Property approved or deemed approved by Buyer during the Due Diligence Period; and (iii) matters affecting the condition of title to the Real Property created by or with the written consent of Buyer or its agents, representatives, consultants or contractors;

               10.2.5. No Proceedings. As of Close of Escrow, no suit, action or other proceeding (instituted by any party other than Buyer) shall be pending which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase and sale of the Property;

               10.2.6. Seller's Representations True and Correct. As of Close of Escrow, Seller's representations and warranties set forth in this Agreement shall be true and correct in all material respects;

               10.2.7. Performance and Covenants. Seller shall have performed all of the covenants and agreements herein that Seller is required to perform on or before Close of Escrow; and

               10.2.8. Authority. Seller shall have provided to Buyer and Title Company at Close of Escrow with evidence of authority to enter into this Agreement and transfer the Property to Buyer.

                                       7.

          10.3. Failure of Conditions Precedent. If any of Buyer's or Seller's conditions precedent have not been satisfied or waived by the time provided therein, then this Agreement shall terminate. Upon termination of this Agreement pursuant to the foregoing sentence, Seller shall direct the Escrow Holder to return the Earnest Money Deposit to Buyer. If Close of Escrow fails to occur due to a default under this Agreement by either Seller or Buyer, the parties' respective remedies shall be as described in
     Section 5 hereof.

     11. Escrow.

          11.1. Time. Close of Escrow shall occur when all documents and funds specified in this Section 11 have been deposited into Escrow. The failure of Seller or Buyer to be in a position by the Scheduled Closing Date (as defined in the Summary of Certain Terms) to fulfill their respective obligations with respect to Close of Escrow and thus enable Title Company to cause Close of Escrow to occur on the Scheduled Closing Date shall constitute a default by the party so failing.

          11.2. Documents. On or before the business day immediately preceding the Scheduled Closing Date, the parties shall deposit into Escrow the funds and documents described below.

               11.2.1. Seller. Seller shall deposit the following:

                    a. Deed. A duly executed and acknowledged Deed, conveying to
               Buyer all of its interest in the Real Property;

                    b. Lease. Two (2) duly executed counterparts of the Lease;

                    c. Bill of Sale and Assignment. Two (2) duly executed counterparts of a Bill of Sale and Assignment (the "Assignment") in the form of Exhibit F, attached hereto, transferring to Buyer all of Seller's interest in the Personal Property and Intangible Property;

                    d. Non-Foreign Person Certificate. A duly executed non-foreign person certificate (the "Non-Foreign Person Certificate") under Section 1445 of the Internal Revenue Code in the form of Exhibit G, attached hereto;

                    e.  Form  593-W.  A  duly  executed  Withholding   Exemption
               Certificate and Waiver of Request for Non-Individual Sellers (Form 593-W) (the "Form 593-W");

                    f. Seller's Date Down Certificates. A Seller's Date Down Certificate ("Seller's Date Down Certificate") in the form of Exhibit H, attached hereto; and

                    g. Additional Documents. Such additional documents and funds, including without limitation, escrow instructions consistent with the terms and conditions of this Agreement, as may be reasonably required of Seller to close the transaction in accordance with this Agreement.

                                       8.

               11.2.2. Buyer. Buyer shall deposit the following:

                    a. Purchase  Price.  The Purchase  Price,  plus or minus the closing adjustments and prorations due hereunder;

                    b. Lease. Two (2) duly executed counterparts of the Lease;

                    c. Bill of Sale and Assignment. Two (2) duly executed original counterparts of the Assignment;

                    d. Buyer's Date Down  Certificate.  A duly executed  Buyer's
               Date Down Certificate in the form of Exhibit I, attached hereto; and

                    e. Additional Documents. Such additional documents and funds, including without limitation, escrow instructions consistent with the terms and conditions of this Agreement, as may be reasonably required of Buyer to close the transaction in accordance with this Agreement.

          11.3. Procedure. Escrow Holder shall close the Escrow as follows:

               11.3.1. Record Deed. Record the Deed in the Official Records of Sonoma County, California and deliver conformed copies thereof to Buyer and Seller;

               11.3.2. Purchase Price. Deliver to Seller by wire transfer to the account designated by Seller in writing, the Purchase Price, minus prorations and closing costs;

               11.3.3.  Additional  Deliveries to Seller.  Deliver to Seller one
          (1) fully executed original of the Lease, the Assignment and Buyer's Date Down Certificate; and

               11.3.4.  Additional Deliveries to Buyer. Deliver to Buyer (i) one
          (1) fully executed original of the Lease, the Non-Foreign Certificate, the Assignment, the Form 593-W and Seller's Date Down Certificate, and
          (ii) the Owner's Title Policy.

          11.4. Possession. Seller shall deliver possession of the Property to Buyer at Close of Escrow free and clear of all tenants and occupants, except that Seller shall continue to occupy the Leased Premises pursuant to the terms of the Lease.

          11.5. Deliveries Outside Escrow. Upon Close of Escrow, Seller shall deliver (or shall have previously delivered) to Buyer, the following items:

               11.5.1. Keys; Security Systems. Keys to all buildings located on the Real Property and access codes to any security systems comprising part of the Property.

               11.5.2. Approvals. Originals or, to the extent originals are not available, copies of all governmental licenses, permits and approvals relating to the occupancy or use of the Property;

                                       9.

               11.5.3. Project Agreements and Project Documents. Originals, or to the extent originals are not available, copies of all construction drawings and specifications (including, without limitation, structural, electrical, HVAC, mechanical and plumbing plans and specifications) and any addenda thereto, and all other blueprints, architectural documents, operating manuals and similar documents, landscaping plans, development plans and shop drawings relating to the Improvements.

               11.5.4. Warranties. Originals or, to the extent originals are not available, copies of all existing warranties given by third parties with respect to the Property.

          11.6. Escrow Instructions. This Agreement shall serve as escrow instructions and an executed copy of this Agreement shall be deposited by Seller and Buyer with Escrow Holder following the execution and delivery hereof. The parties agree to execute for the benefit of Escrow Holder such additional escrow instructions as required, provided that the additional escrow instructions do not change the terms of this Agreement but merely offer protection to Escrow Holder. Seller and Buyer hereby designate Escrow Holder as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

          11.7. Closing Costs and Prorations.

               11.7.1. Closing Costs

                    a. Buyer's Share of Closing Costs. Buyer shall pay the following portions of the closing costs (the "Closing Costs") in connection with transfer of the Property: (A) the title insurance premiums for the Owner's Title Policy and any endorsements requested by Buyer; (B) fifty percent (50%) of all Escrow fees; and (C) all recording fees incurred in connection with the Deed or any financing by Buyer.

                    b. Seller's Share of Closing Costs. Seller shall pay the following portions of the Closing Costs: (A) all City and County documentary transfer taxes; (B) fifty percent (50%) of all Escrow fees; and (C) all recording fees not the responsibility of Buyer pursuant to Section 11.7.1.a above.

                    c. No Close of  Escrow.  If Close of  Escrow  does not occur because of a failure of either Seller or Buyer to comply with its obligations under this Agreement, the costs incurred in connection with the Escrow, including the cost of the Title Report and any cancellation fees or other costs of Title Company, shall be paid by the defaulting party. If Close of Escrow does not occur because of any other reason, including any termination of this Agreement by Buyer pursuant to Sections 6.5, 6.6 or 6.7, such costs shall be paid by Buyer.

               11.7.2. Real Estate Taxes. All real and personal property taxes attributable to the Real Property shall be prorated as of 11:59 p.m. Pacific Time on the day immediately prior to Close of Escrow (the "Proration Date") based on a 365-day year and the assessed value of the Property in effect on the Proration Date. Seller shall pay or credit Buyer for all such taxes attributable to periods through and

                                      10.

          including the Proration Date. If at any time after the Proration Date additional or supplemental taxes are assessed against the Real Property by reason of any event occurring prior to or on the Proration Date, or there is any rebate of such taxes (with Seller being responsible for the supplemental or additional taxes attributable to the period prior to and including the Proration Date and Buyer being responsible for the supplemental or additional taxes attributable to the period after the Proration Date), Buyer and Seller shall promptly re-prorate such taxes, and any amounts due from one party to the other shall be paid in cash at that time.

               11.7.3. Utilities. Except for utility service accounts for electricity and natural gas which shall remain in the name of Seller, Buyer shall arrange with all utility services and companies serving the Real Property to have accounts started in the name of Buyer or its property manager beginning as of the Closing Date. Buyer and Seller shall cooperate to have the utility services and companies make utility readings (with respect to those accounts that will be started in Buyer's name) as of the Proration Date. If readings cannot be made, utility charges shall be prorated as of 11:59 p.m. Pacific Time on the Proration Date based on estimates from the latest bills available; provided, in any event, Seller shall pay, through and including the Proration Date, all utility charges attributable to the Real Property.

               11.7.4. Insurance. Seller shall not assign to Buyer any insurance policies in connection with the Property.

               11.7.5. Calculations for Closing. Seller and Buyer shall provide Escrow Holder with a preliminary calculation of prorations no later than three (3) days prior to the Proration Date and a final calculation no later than one (1) day prior to the Proration Date. The final calculation shall be executed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Proration Date, any prorations relating thereto shall be further adjusted and completed outside of Escrow within sixty (60) days after the Proration Date or as soon as possible after complete information becomes available to Buyer and Seller. Any adjustments to initial estimated prorations that are required upon review of such complete information shall be made by Buyer and Seller, with due diligence and cooperation, by prompt cash payment to the party entitled to a credit as a result of such adjustments. Any errors or adjustments in calculations of the foregoing adjustments shall be corrected or adjusted as soon as practicable after Close of Escrow.

               11.7.6. Additional Costs. Buyer and Seller each shall pay their own legal, lending and other fees and expenses incurred in connection with the negotiation, documentation and closing of the contemplated transactions.

               11.8. Failure to Furnish Non-Foreign Person Certificate. If Seller shall fail to deposit into Escrow the Non-Foreign Person Certificate as required by this Agreement, Buyer may at its option either (i) delay Close of Escrow until such time as Seller has complied with the conditions set forth herein, and such adjournment shall not place Buyer in default of its obligations hereunder, or (ii) withhold from the Purchase Price and remit to the Internal Revenue

                                      11.

          Service, a sum equal to ten percent (10%) of the gross selling price of the Property or such other sum as shall be required in accordance with the withholding obligations imposed upon Buyer pursuant to
          Section 1445 of the Code. Such withholding shall not place Buyer in default under this Agreement, and Seller shall not be entitled to claim that such withholding shall excuse Seller's performance under this Agreement.

     12. Brokerage Commission. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate commission, finder's fee or other real estate brokerage-type compensation
(collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other (by counsel reasonably acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, resulting from any claims for Real Estate Compensation by any person or entity based upon such acts.

     13. Condemnation/Casualty.

          13.1. Right to Terminate. If before Close of Escrow, all or any portion of the Property is damaged or destroyed by fire or other casualty, or is taken by condemnation or eminent domain (or an action of condemnation or eminent domain has been commenced or threatened against all or any portion of the Property), Seller shall promptly notify Buyer of such fact, and Buyer shall have the option to terminate this Agreement upon notice to Seller on or before the Closing Date.

          13.2.  Election  to  Terminate.   Upon  Buyer's  termination  of  this
     Agreement pursuant to this Section 13, Seller shall immediately instruct Escrow Holder to return Earnest Money Deposit to Buyer. Upon termination of this Agreement, neither Buyer nor Seller shall have any further rights or obligations under this Agreement.

          13.3. No Election to Terminate. If Buyer does not exercise the option to terminate this Agreement, neither Buyer nor Seller shall have the right to terminate this Agreement. However, Buyer shall be entitled to receive and keep at Close of Escrow all insurance proceeds, in the event of a casualty, and all rights to receive future awards, in the case of a taking by condemnation or eminent domain with respect to the Property, and Close of Escrow shall be consummated pursuant to the terms hereof without any reduction in the Purchase Price. Until the Close of Escrow or the earlier termination of this Agreement by Buyer, all such insurance proceeds and awards shall be deposited with Title Company into Escrow, for disbursement in accordance with the foregoing provisions.

     14. Representations and Warranties.

          14.1. Buyer. Buyer represents and warrants to Seller the following:

               14.1.1.  Authority.  To the best of Buyer's knowledge,  Buyer has the full power to execute and deliver and fully perform its obligations under this Agreement; and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

               14.1.2. No Violation. To the best of Buyer's knowledge, neither this Agreement nor anything provided to be done hereunder violates or shall violate any contract, agreement or instrument to which Buyer is

                                      12.

          a party, the effect of which shall be to prohibit or to seek or purport to prohibit Buyer from fulfilling its obligations under this Agreement.

               14.1.3. No Assignment. To the best of Buyer's knowledge, Buyer has not made (i) a general assignment for the benefit of creditors;
          (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

          14.2. Seller. Seller represents and warrants to Buyer the following:

               14.2.1. Authority. To the best of Seller's knowledge,  Seller has the full power to execute and deliver and fully perform its obligations under this Agreement; and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

               14.2.2. No Violation. To the best of Seller's knowledge, neither this Agreement nor anything provided to be done hereunder violates or shall violate any contract, agreement or instrument to which Seller is a party, the effect of which shall be to prohibit or to seek or purport to prohibit Seller from fulfilling its obligations under this Agreement.

               14.2.3. No Assignment. To the best of Seller's knowledge, Seller has not (i) made a general assignment for the benefit of creditors;
          (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

               14.2.4. No Litigation. To the best of Seller's knowledge, Seller has not received any actual notice of any pending or threatened litigation which would materially and adversely affect the Property.

               14.2.5. Notice of Violations. To the best of Seller's knowledge, except as disclosed in the Due Diligence Documents, Seller has not received any written notice from any governmental authority and Seller is not aware of any violation of any law, regulation or code, including any building code, with respect to the Property which has not been cured.

               14.2.6. No Eminent Domain Action. To the best of Seller's knowledge, Seller has not received any written notice from any governmental authority and Seller is not aware of any eminent domain proceedings for the condemnation of the Real Property that are threatened or currently pending.

               14.2.7. Service Contracts. To the best of Seller's knowledge, the documents constituting the Service Contracts which are delivered or made available to Buyer pursuant to Section 6.1 are true, correct and complete copies of the Service Contracts and there is no default or alleged default by Seller or the vendor under the Service Contracts that has not been cured.

                                      13.

               14.2.8. No Leases. To the best of Seller's knowledge, Seller has not entered into or assumed any lease relating to the Property that is in effect as of the Effective Date or will be in effect as of the Close of Escrow except for the Lease.

               14.2.9. Licenses, Permits, Etc. To the best of Seller's knowledge, (i) Seller has obtained all approvals, easements and rights of way which are required by any and all governmental authorities having jurisdiction over the Property or by private parties for the normal use, occupancy and operation of the Property and to ensure continued free and unrestricted vehicular and pedestrian ingress to and egress from the Property, (ii) all such approvals are in full force and effect and there are no facts or circumstances which might result in revocation of or failure to renew the same, (iii) the Improvements comply with all applicable laws, statutes, ordinances, rules and regulations of any and all governmental or quasi-governmental agencies having or claiming jurisdiction over the Property or the use of all or any part thereof and (iv) there are no violations thereof.

               14.2.10. Due Diligence Materials. To the best of Seller's knowledge, all Due Diligence Materials and other information which Seller has provided to Buyer concerning the Property are true, correct and complete.

               14.2.11. Outstanding Contracts. To the best of Seller's knowledge, as of the Closing Date, there will be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for, and Seller will discharge and satisfy all of its obligations and liabilities under the Service Contracts before the Closing Date, except to the extent expressly assumed in writing by Buyer.

               14.2.12. Property. To the best of Seller's knowledge, except as disclosed by the public records of the county recorder's office of the county in which the Real Property is located, Seller has good and marketable fee simple title to the Property, free and clear of any lien, charge or other encumbrance created or imposed during the period that Seller has owned the Property and any prior period. To the best of Seller's knowledge, no one has any option or right of first refusal to purchase the Property.

               14.2.13. Hazardous Materials.

                    (i) The term "Hazardous Materials" shall mean any substance:
               (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, ordinance, rule, directive or order or any amendments thereto (hereinafter referred to as "Environmental Laws") including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (41

                                      14.

               U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons;
               (v) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (vi) radon gas.

                    (ii) To the best of Seller's knowledge,  the Property is not in violation of any Environmental Laws.

                    (iii) Except as disclosed in the Due Diligence Documents, to the best of Seller's knowledge, there has been no use, presence, disposal, storage, generation or release (as those terms are used in the Environmental Laws, and hereinafter collectively referred to as "Use") of Hazardous Materials on, from or under the Property during the period that Seller has owned the Property or any prior period.

                    (iv) To the best of Seller's knowledge, no enforcement action or litigation has been brought or threatened against Seller or the Property during the period that Seller has owned the Property or any prior period, nor any settlements reached by Seller or any prior owner of or other party having any interest in the Property, with any party or parties, alleging Use of any Hazardous Materials on, from or under the Property.

                    (v) To the best of Seller's knowledge, there are no underground storage tanks on the Property.

                    (vi) The scope of the  representations  and  warranties  set forth in Sections 14.2.13(i), (ii), (iii), (iv) and (v) shall not diminish in any respect any liability of Seller to Buyer which would otherwise exist under the Environmental Laws.

               14.2.14. Subsequent Changes. Seller will promptly notify Buyer in writing of any event or occurrence which would cause any of Seller's above representations and warranties to cease to be true or correct in any respect.

          14.3. Indemnity. Seller shall indemnify, defend and hold harmless Buyer from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) directly or indirectly arising from any (i) misrepresentation of Seller contained herein, (ii) breach of any warranty or covenant of Seller contained herein, or (iii) personal injury, property damage, contractual or other claims in connection with the Property to the extent such claims are attributable to the period on or before Close of Escrow.

          14.4. No Warranties. Except for those representations and warranties expressly set forth in Section 14.2, the parties understand and acknowledge that no person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no person has made, any representation or warranty regarding the Property, or the transaction contemplated herein, or regarding the zoning, construction, physical condition or other status of the Real Property. No representation, warranty, agreement, statement, guaranty or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement shall be valid or binding on Seller.

                                      15.

     15. Miscellaneous.

          15.1. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrator, and successors and assigns of Seller and Buyer. Notwithstanding the forgoing, except in order to effectuate an Exchange, Seller may not assign its rights and obligations under this Agreement without the prior written consent of Buyer (which consent may be withheld in each party's sole discretion). No assignment by Seller shall result in Seller being released from any obligations under this Agreement. Any assignment in violation of this Section shall be void.

          15.2. Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

          15.3. Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions of this Agreement or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, or to enforce any judgment relating to this Agreement and the transaction contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

          15.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          15.5. Further Assurances. Seller and Buyer shall promptly perform, execute and deliver or cause to be performed, executed and/or delivered at or after Close of Escrow any and all acts, deeds and assurances, including the delivery of any documents, as either party or Escrow Holder may reasonably require in order to carry out the intent and purpose of this Agreement.

          15.6. Severability. In case any one (1) or more of the provisions contained in this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.7. Notices.

               15.7.1. Means/Receipt. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, national overnight courier service (next business day delivery) or facsimile, and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the posting by the United States Post Office, (iii) if sent by national overnight courier service (next business day delivery), one (1) business day after delivery to such courier service, or (iv) if given by facsimile, upon electronic evidence of receipt.

               15.7.2. Addresses. Any notice to Seller shall be sent to Seller at Seller's Address, as stated on page (i) of this Agreement. Any notice to Buyer shall be sent to Buyer at Buyer's Address, as stated on page (i) of this Agreement.

                                      16.

          15.8. Counterparts. This Agreement may be executed in one (1) or more counterparts, and all the counterparts shall constitute but one (1) and the same agreement, notwithstanding that all parties hereto are not signatory to the same or original counterpart.

          15.9. Time. Time is of the essence of every provision contained in this Agreement.

          15.10. Nonwaiver. Unless otherwise expressly provided in this Agreement, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Seller or Buyer, as the case may be. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer, as the case may be, upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other term, covenant or condition.

          15.11. Survival. Each of the terms, covenants, conditions, representations and warranties contained in this Agreement shall survive the delivery of the Deed to Buyer and shall not be deemed to have merged into the Deed.

          15.12.  Captions.   Section  titles  or  captions  contained  in  this
     Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extent or describe the scope of this Agreement.

          15.13. Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

          15.14. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

          15.15. Business Day. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday or day on which banks in the State of California are authorized to be closed for business.

     16. Deferred Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that
(i) Close of Escrow shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party's obligations under this Agreement; (ii) the party electing to consummate this transaction as part of an Exchange (the "Electing Party") shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the other party (the "Accommodator") shall not be required to take an assignment of the purchase agreement for the relinquished property or

                                      17.

be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the Electing Party shall pay any additional costs that would not otherwise have been incurred by the Accommodator had the Electing Party not consummated this transaction through the Exchange. The Accommodator shall not by this Agreement or acquiescence to the Exchange proposed by the Electing Party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the Electing Party that the Exchange in fact complies with
Section 1031 of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, on the date set forth above, effective as of the date first above written.

"Seller"                                      "Buyer"

REGAN HOLDING CORP., a                        BASIN STREET PROPERTIES, a
California corporation                        California corporation

By:      /s/ R. Preston Pitts                 By:    /s/ Matthew T. White
      --------------------------------               ------------------------
Name:    R. Preston Pitts                     Name:  Matthew T. White
      --------------------------------               ------------------------
Its:     President                            Its:   President
      --------------------------------               ------------------------



                                      18.

                                    EXHIBIT D
                                    ---------


                                      LEASE

                    2084 LAKEVILLE BLVD. AND 2090 MARINA AVE
                                    NET LEASE

                             BASIC LEASE INFORMATION


DATE:                                                     November 18, 2005

LANDLORD:                                                 LAKEVILLE & MARINA, LLC, a California limited liability
                                                          company, FLORENE MAY HECK, LLC, a Delaware limited
                                                          liability company, THOMAS FLORIAN FRAZER, LLC, a Delaware
                                                          limited liability company, AMERIVINE, INC., a California
                                                          corporation, and WHEELER PROPERTIES, LLC, a California
                                                          limited liability company

LANDLORD'S ADDRESS:                                       c/o Basin Street Properties
                                                          201 First Street, Suite 100
                                                          Petaluma, CA 94952
                                                          Attn:  Ms. Betsy Ross
                                                          Phone:   (707) 795-4477
                                                          Fax:     (707) 795-6283

TENANT:                                                   REGAN HOLDING CORP., a California corporation

TENANT'S ADDRESS:                                         2090 Marina Ave.
                                                          Petaluma, California 94954
                                                          Attn:  Michael Cairns
                                                          Phone:  (707) 765-5867

PREMISES:                                                 Approximately seventy-one thousand six hundred twelve
                                                          (71,612) rentable and usable square feet of space in the
                                                          Building, as more particularly shown on Exhibit A-1
                                                          attached hereto.

REDUCED SPACE:                                            Approximately twenty thousand (20,000) rentable square
                                                          feet of space in the Building, as more particularly shown
                                                          on Exhibit A-1 attached hereto.

BUILDING:                                                 That certain office building located within the Project,
                                                          commonly known as 2084-2090 Marina Avenue and consisting
                                                          of approximately seventy-one thousand six hundred twelve
                                                          (71,612) rentable square feet of space.

LOT:                                                      APN 005-050-036 and 005-060-066

TERM:                                                     Ten (10) Lease Years

     a.  Commencement Date                                See Section 3.1

     b.  Estimated Commencement Date                      See Section 3.1

BASE RENT:

     a.  Initial Monthly Base Rent                        Eighty-Nine Thousand Five Hundred Fifteen Dollars
                                                          ($89,515.00)

     b.  Advanced Base Rent
         (Paid Upon Lease Execution)                      Nine Hundred Seventy-Nine Thousand Six Hundred Fifty-Two
                                                          and 16/100 Dollars ($979,652.16).  See Addendum


     c.  Adjustment Date of Monthly
         Base Rent                                        See Addendum

TAXES AND OPERATING EXPENSES:

         Initial Monthly Allocation of Taxes
and Operating Expenses:                                   $0.27 per rentable square foot

TENANT'S PERCENTAGE SHARE:                                One hundred percent (100%) (i.e., the rentable square
                                                          footage of the Premises/the rentable square footage of the
                                                          Building)

SECURITY DEPOSIT:                                         One Million Dollars ($1,000,000)

PERMITTED USE:                                            For use as office space and for no other use or purpose.

PARKING SPACES:                                           Tenant shall have the right to use on a non-exclusive
                                                          basis a number of parking spaces in the parking areas
                                                          shown on Exhibit A-2 equal to the ratio of five (5) spaces per 1,000 rentable square feet of the Premises.

REAL ESTATE BROKERS:

     a.  Landlord's Broker:                               Basin Street Properties

     b.  Tenant's Broker:                                 None

GUARANTOR:                                                N/A

EXHIBITS AND ADDENDUM

     Exhibit A-1:     Diagram of Premises
     Exhibit A-2:     Diagram of Project
     Exhibit B:       Work Letter Agreement
     Exhibit C:       Commencement Date
                      Memorandum
     Exhibit D:       Rules and Regulations
     Exhibit E:       Tenant's Financial
                      Statement

                    2084 LAKEVILLE BLVD. AND 2090 MARINA AVE
                                    NET LEASE


     THIS 2084 LAKEVILLE BLVD. AND 2090 MARINA AVE NET LEASE (this "Lease") dated as of November 18, 2005, is entered into by and between LAKEVILLE & MARINA, LLC, a California limited liability company, FLORENE MAY HECK, LLC, a Delaware limited liability company, THOMAS FLORIAN FRAZER, LLC, a Delaware limited liability company, AMERIVINE, INC., a California corporation, and WHEELER PROPERTIES, LLC, a California limited liability company (collectively, "Landlord"), and REGAN HOLDING CORP., a California corporation ("Tenant").

     THIS LEASE IS ENTERED INTO on the basis of the following facts, intentions and understandings of the parties:

     A. Basin Street Properties ("Basin Street") and Tenant previously entered into that certain Agreement of Purchase and Sale dated as of July 25, 2005, as subsequently amended (as amended, the "Purchase Agreement"). Pursuant to the Purchase Agreement, Tenant, as the owner of fee title to the Project, agreed to sell to Basin Street, as buyer, all of its right, title and interest in the Project. Basin Street subsequently assigned to Landlord all of its rights, title and interest in and obligations under the Purchase Agreement pursuant to that certain Assignment and Assumption Agreement dated as of November 15, 2005.

     B. As a condition to Landlord purchasing the Project from Tenant, Tenant agreed to lease from Landlord the Premises in accordance with the terms and conditions set forth herein. The date on which Tenant conveys its interest in the Project to Landlord (as evidenced by the recordation of a grant deed in the Official Records of Sonoma County pursuant to which Tenant grants and conveys to Landlord all of its interest in the Project) is hereinafter referred to as the "Closing Date".

     C. Landlord and Tenant now desire to enter into this Lease on the terms and conditions set forth below.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below:

          1.1. Building. The term "Building" shall have the meaning set forth in the Basic Lease Information.

          1.2. Building Common Areas. The term "Building Common Areas" shall mean the areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

          1.3. Commencement Date. The term "Commencement Date" shall have the meaning set forth in Section 3.1.

          1.4. Common Areas. The term "Common Areas" shall mean the Building Common Areas and the Project Common Areas.

          1.5. Lot. The term "Lot" shall mean parcels described in the Basic Lease Information.

          1.6. Premises. The term "Premises" shall have the meaning set forth in the Basic Lease Information.

          1.7. Project. The term "Project" shall mean the Building and the Lot.

          1.8. Project Common Areas. The term "Project Common Areas" shall mean the areas and facilities within the Project provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Project (e.g., walkways, traffic aisles, accessways, utilities and communications conduits and facilities).

          1.9. Rentable Area. The term "Rentable Area" shall mean the rentable area of the Premises and the Building as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises and the Building shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

          1.10. Tenant's Percentage Share. The term "Tenant's Percentage Share" shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Building is changed, then Tenant's Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

          1.11. Term. The term "Term" shall have the meaning set forth in the Basic Lease Information.

     2. Premises.

          2.1. Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term, at the rent and upon the conditions set forth below, the Premises, together with the right in common to use the Common Areas.

          2.2.  Condition  Upon  Delivery.   Tenant   acknowledges  that  Tenant
     currently occupies the Premises and, subject to Landlord's obligations under Section 9.2, Tenant accepts the Premises in its existing "as is" condition, with all faults and defects and without any representation or warranty of any kind, express or implied.

          2.3. Reserved Rights. Landlord reserves the right to do the following from time to time:

               (a) Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building or Project above the ceiling surfaces, below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

               (b) Boundary Changes. To change the boundary lines of the Lot or the Project;

               (c) Facility Changes. To alter or relocate the Common Areas or any facility within the Project;

               (d) Parking. To designate and/or redesignate specific parking spaces on the Lot or in the Project for the exclusive or non-exclusive use of specific tenants on the Lot or in the Project;

               (e) Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building and/or Project; and

               (f) Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and/or Project as Landlord may reasonably deem appropriate.

          2.4. Work Letter Agreement. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter Agreement attached hereto as Exhibit B. Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

     3. Term.

          3.1. Commencement Date. The Term shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the Closing Date (as defined in Recital B) and shall continue thereafter in full force and effect for the period specified as the Term or until this Lease is terminated as otherwise provided herein. For purposes of this Lease, the first "Lease Year" shall mean the period commencing on the Commencement

     Date and ending twelve (12) months thereafter, except that if the Commencement Date is other than the first day of a calendar month, the first "Lease Year" shall mean the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month after the Commencement Date. Thereafter, the term "Lease Year" shall mean a period equal to twelve (12) full calendar months.

          3.2. Commencement Date Memorandum. Following the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date memorandum (the "Commencement Date Memorandum") in the form of Exhibit C, attached hereto, subject to such changes in the form as may be required to insure the accuracy thereof. The Commencement Date Memorandum shall certify the dates upon which the Term commences and expires. Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant's receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum.

     4. Rent.

          4.1. Base Rent. For purposes of this Lease, the term "Rent" shall mean the Base Rent, Advanced Base Rent, all additional rent, and all of the other monetary obligations of Tenant under this Lease. Upon execution of this Lease, Tenant shall pay to Landlord the Advanced Base Rent set forth in the Basic Lease Information. Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information, in advance, on or before the first day of each and every successive calendar month following the Commencement Date. If the Term commences on other than the first day of a calendar month, the first payment of Base Rent shall be appropriately prorated on the basis of the number of days in such calendar month. Tenant's payment of any Advanced Base Rent shall be credited against Tenant's obligation to pay Base Rent beginning as of the Commencement Date. If the Term expires on other than the last day of a calendar month, the last payment of Base Rent shall be appropriately prorated based on the number of days in such calendar month.

          4.2. Adjustments to Base Rent. The Base Rent shall be adjusted as provided in the Addendum attached hereto.

          4.3. Additional Rent. Tenant shall pay, as additional rent, all amounts of money that Tenant is required to pay to Landlord under this Lease in addition to monthly Base Rent whether or not the same is designated "additional rent." Tenant shall pay to Landlord all additional rent upon Landlord's written request or otherwise as provided in this Lease.

          4.4. Late Payment. Tenant acknowledges that late payment of Rent to Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five
     (5) business days after such payment is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          4.5. Interest. In addition to the imposition of a late payment charge pursuant to Section 4.4 above, any Rent that is not paid within five (5) business days after such payment is due shall bear interest from the date due until paid at the rate that is the lesser of twelve percent (12%) per annum (the "Interest Rate") or the maximum rate permitted by law. Payment of interest shall not excuse or cure any default hereunder by Tenant.

          4.6. Payment. All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

     5. Taxes.

          5.1. Tenants Obligations. Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of Taxes during each year of the Term (prorated for any partial calendar year during the Term).

          5.2. Definition of Taxes. The term "Taxes" shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and Lot of every kind and nature whatsoever, including any supplemental real estate taxes attributable to any period during the Term; all taxes which may be levied in lieu of real estate taxes; and all assessments, assessment bonds, levies, fees, penalties (if a result of Tenant's delinquency) and other governmental charges (including, but not limited to, charges for parking, traffic and any storm drainage/flood control facilities, studies and improvements, water and sewer service studies and improvements, and fire services studies and improvements); and all amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purpose, which are assessed, based upon the use or occupancy of the Premises, Building and/or Lot, or levied, confirmed, imposed or become a lien upon the Premises, Building and/or Lot, or become payable during the Term, and which are attributable to any period within the Term.

          5.3. Limitation. Nothing contained in this Lease shall require Tenant to pay (i) any franchise, estate, inheritance, succession or transfer tax of Landlord, (ii) any income, profits or revenue tax or charge upon the net income of Landlord from all sources, (iii) any penalties imposed on or incurred by Landlord as a result of Landlord's failure to pay any taxes prior to delinquency or (iv) any Taxes relating to the development of the Lot after the date of this Lease; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or any portion thereof, one hundred percent (100%) of any said tax or excise shall be included in the definition of Taxes and Tenant shall pay its proportionate share as additional rent.

          5.4. Installment Election. In the case of any Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by law.

          5.5. Estimate of Tenant's Share of Taxes. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall notify Tenant in writing of Landlord's estimate of the amount of Taxes which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord in advance, together with Base Rent, one-twelfth (1/12th) of the estimated amount; provided, however, if Landlord fails to notify Tenant of the estimated amount of Tenant's share of Taxes for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant's estimated share of Taxes on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimated amount of Tenant's share of Taxes for the ensuing calendar year. If at any time it appears to Landlord that Tenant's share of Taxes payable for the current calendar year will vary from Landlord's estimate, Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

          5.6. Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Taxes for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Taxes due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of the estimated payments made by Tenant for the prior calendar year, Tenant shall pay the deficiency to

     Landlord within thirty (30) days after delivery of the statement. The year end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within thirty (30) days after Tenant's receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Taxes for a calendar year, any Taxes are assessed or levied against the Premises, Building or Lot that are attributable to any period within the Term (e.g., supplemental taxes or escaped taxes), Landlord shall notify Tenant of its share of such additional Taxes and Tenant shall pay such amount to Landlord within ten
     (10) days after Landlord's written request therefor.

          5.7. Personal Property Taxes. Tenant shall pay or cause to be paid, not less than ten (10) days prior to delinquency, any and all taxes and assessments levied upon all of Tenant's trade fixtures, inventories and other personal property in, on or about the Premises. When possible, Tenant shall cause Tenant's personal property to be assessed and billed separately from the real or personal property of Landlord. On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant's business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

          5.8. Taxes on Tenant Improvements. Notwithstanding any other provision hereof, Tenant shall pay to Landlord the full amount of any increase in Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about or made to the Premises, Building or Project for the benefit of, at the request of, or by Tenant.

     6. Operating Expenses.

          6.1. Obligation to Pay Operating Expenses

.. Tenant shall pay to Landlord as Additional Rent during the Term Tenant's Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Building and the Project.

          6.2. Definition of Operating Expenses

.. The term "Operating Expenses" shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, Common Areas and/or Project, the surrounding property, and the supporting facilities, including, without limitation: (A) all maintenance, janitorial and security costs; (B) costs for all materials, supplies and equipment; (C) all costs of water, heat, gas power, electricity, refuse collection, parking lot sweeping, landscaping, and other utilities and services relating or allocated to the Building or the Common Areas; (D) all property management expenses, including, without limitation, all property management fees and all expense and cost reimbursements; (E) all costs of alterations or improvements to the Building or Common Areas made to achieve compliance with federal, state and local law including, without limitation, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), or to reduce Operating Expenses or improve the operating efficiency of the Building or the Project, all of which costs will be amortized over the reasonable life of such alteration or improvement as reasonably determined by Landlord, together with interest at the rate paid by Landlord on funds borrowed for the purpose of making the alterations or improvements (not to exceed 8% per annum); (F) premiums for insurance maintained by Landlord pursuant to this Lease or with respect to the Building or the Project; (G) costs for repairs, replacements, uninsured damage or insurance deductibles and general maintenance of the Building, Common Areas and Project, but excluding any repairs or replacements paid for out of insurance proceeds or by other parties; (H) all costs incurred by Landlord for making any capital repairs or replacements to the Building or the Common Areas, including repairs to or replacement of the roof membrane, which costs will be amortized over the reasonable life of such improvement, repair or modification, as reasonably determined by Landlord, together with interest upon the unamortized balance at the rate paid by Landlord on funds borrowed for the purpose of constructing the improvements or making the improvements or repairs (not to exceed 8% per annum); (I) all costs of maintaining machinery, equipment and directional signage or other markers; (J) all rent or other consideration paid by Landlord under any parking lease or agreement with respect to parking spaces that are included in the Common Areas or available for use by tenants in the Building; and (K) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owners associations affecting the Building or the Project.

     Notwithstanding the forgoing, the term "Operating Expenses" shall not include (i) costs incurred by Landlord in repairing and/or replacing the structural portions of the roof, the exterior walls, the foundation and any other structural components of the Building and (ii) the cost of constructing any new buildings, improvements or structures on the Lot.

          6.3. Less Than Full Occupancy. If the Building or the Project are less than ninety-five percent (95%) occupied during any year of the Term, Operating Expenses for each such calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses as though ninety-five percent (95%) of the total rentable area of the Building and/or the Project as applicable had been occupied.

          6.4. Estimates of Operating Expenses. Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent one-twelfth (1/12th) of Landlord's estimate of the amount of Operating Expenses payable by Tenant for the then-current calendar year. If at any time it appears to Landlord that Tenant's share of Operating Expenses payable for the current calendar year will vary from Landlord's estimate, Landlord may give notice to Tenant of Landlord's revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Operating Expenses payable by Tenant for such calendar year. Landlord's failure to provide such statement to Tenant within the 120-day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Operating Expenses due. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord's written request therefor. The obligations of Landlord and Tenant under this Section 6.4 with respect to the reconciliation between the estimated and actual amounts of Operating Expenses payable by Tenant for the last year of the Term shall survive the termination of this Lease.

          6.5. Payment at End of Term. Any amount payable by Tenant which would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known.

     7. Permitted Use.

          7.1. Use and Compliance with Laws. The Premises shall be used and occupied by Tenant solely for the Permitted Use set forth in the Basic Lease Information. Tenant shall, at Tenant's expense, comply promptly with all applicable federal, state and local laws, regulations, ordinances, rules, orders, and requirements in effect during the Term relating to the condition, use or occupancy of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that unreasonably disturbs other tenants of the Building or Project, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devises on the Building or the Project or visible from the exterior of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall not use any corridors, sidewalks, stairs, elevators or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums for or a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises, Building or Project or which would violate the terms of any covenants, conditions or restrictions, the design guidelines, the sign guidelines affecting the Building or the land on which it is located, or the Rules (as the term is defined under Section 7.4.2 below).

          7.2. Signs. Tenant shall not attach or install any sign to or on any part of the outside of the Premises, the Building or the Project, or in the halls, lobbies, windows or elevator banks of the Building without
     Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Any signage approved by Landlord shall be subject to prior approval of and conformance with the requirements of the design review committee of the Project and the design review agency of the applicable city and/or county, and shall be installed at Tenant's sole cost and expense. Tenant, at its sole cost and expense, shall (i) maintain all permitted signage in good condition and repair, and (ii) remove such signage upon expiration or earlier termination of this Lease and restore the Building and the Project to their condition existing immediately prior to the placement or erection of said sign or signs in such a condition that no discoloration or other evidence of the prior sign appears on the Building where the sign previously was affixed. If Tenant fails to do so, Landlord may maintain, repair and/or remove such signage and restore the Building and or Project to its original condition without notice to Tenant and at Tenant's expense, the cost of which shall be payable by Tenant as additional rent.

          7.3. Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose.

          7.4. Use of Common Areas.

               7.4.1. Right to Use Common Areas. Landlord gives Tenant and its authorized employees, agents, customers, representatives and invitees the nonexclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord's rights as set forth in this Section 7.4.

               7.4.2. Rules. All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas. Tenant acknowledges receipt of a copy of the current rules and regulations (the "Rules") attached hereto as Exhibit D, and agrees that they may, from time to time, be modified or amended by Landlord in a commercially reasonable manner. Tenant agrees to abide by and conform with the Rules; to cause its concessionaires and its and their employees and agents to abide by the Rules; and to use its best efforts to cause its customers, invitees and licensees to abide by the Rules.

               7.4.3. Use. Landlord shall have the right to close temporarily any portion of the Common Areas for the purpose of discouraging use by parties who are not tenants or customers of tenants; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Building or the Project; to use or permit the use of the Common Areas by others to whom Landlord may grant or have granted such rights; and to do and perform such acts in, to, and with respect to, the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Project.

               7.4.4. Change in Common Areas. Landlord shall have the right to increase or reduce the Common Areas, provided the Project meets the parking requirement under Section 7.6 below.

               7.4.5. Recycling. Tenant shall cooperate with Landlord and other tenants in the Project in recycling waste paper, cardboard or such other materials identified under any trash recycling program that may be established in order to reduce trash collection costs.

          7.5. Environmental Matters.

               7.5.1. Hazardous Materials. The term "Hazardous Materials" as used herein means any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.'s, or chemicals, compounds, materials, mixtures or substances that are now or hereafter defined or listed in, or otherwise classified as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same ("Hazardous Materials Laws").

               7.5.2. Tenant's Covenants. Except for ordinary office supplies and janitorial cleaning materials which in common business practice are customarily and lawfully used, stored and disposed of in small quantities, Tenant shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Project without giving prior written notice to Landlord and obtaining Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required in connection with Tenant's generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall not maintain or install in, on, under or about the Premises, the Building or the Project any above or below ground storage tanks, clarifiers or sumps, nor any wells for the monitoring of ground water, soils or subsoils.

               7.5.3. Notice. Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person or entity against Tenant or the Premises relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports, information, inquiries or demands made, ordered, or received by or on behalf of Tenant which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Project, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Landlord with copies thereof.

               7.5.4.  Indemnity.  Tenant  shall  indemnify,  defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, and each of Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, lenders, successors and assigns, from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials by Tenant and Tenant's agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Project, or (ii) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building, or the Project and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

               7.5.5. Landlord's Rights. Landlord shall have the right to enter the Premises at all times upon reasonable prior notice for the purposes of ascertaining compliance by Tenant with all applicable Hazardous Materials Laws; provided, however, that in the instance of an emergency no notice shall be required. Landlord shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Tenant or Tenant's employees, agents, contractors, or invitees on the Premises, Building or Project in violation of law or in deviation from prescribed procedures in Tenant's use or storage of Hazardous Materials. If Tenant fails to comply with any of the provisions under this Section 7.5, Landlord shall have the right (but not the obligation) to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Project. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal and attorneys' fees and costs) will be due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Landlord.

               7.6. Parking. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees during the Term the right to use in the parking area designated on Exhibit A-2 the number of parking spaces stated in the Basic Lease Information on a non-exclusive basis for the use of motor vehicles, subject to rights reserved to Landlord as specified in this Section 7.6. Landlord reserves the right to grant similar nonexclusive rights to other tenants; to promulgate rules and regulations relating to the use of the including parking area; to make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord determines to be advisable. Tenant agrees not to overburden the parking facilities and to abide by and conform with the rules and regulations and to cause its employees and agents to abide by and conform to the rules and regulations. Upon request, Tenant shall provide Landlord with license plate numbers of all vehicles driven by its employees and to cause Tenant's employees to park only in spaces specifically designated for tenant parking. Landlord shall have the unqualified right to rearrange or reduce the number of parking spaces; provided, however, the ratio of the number of parking spaces available to Tenant will be no less than five (5) spaces per 1,000 rentable square feet of the Premises.

     8. Services.

          8.1. Utilities and Services. Landlord shall (i) furnish the Premises with electricity for lighting fixtures and office machines, water, heat and air conditioning and (ii) provide daily janitorial service on normal business days. Landlord shall have the right, at Tenant's sole cost and expense, to install separate metering for electricity and water to the Premises. In addition, Tenant shall reimburse Landlord within ten (10) days after Landlord's written request for the cost of providing heat and air conditioning to the Premises in excess of that required for normal office use or during other than usual business hours and the cost of providing power to the Premises for other than normal desk-top office equipment.

          8.2. No Liability. Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any Rent abatement by reason of, any interruption or curtailment whatsoever in utility services.

     9. Maintenance and Repairs.

          9.1. Tenant's Repairs and Maintenance. Tenant shall, at Tenant's expense, maintain the Premises in good order, condition and repair, including without limitation, (i) all interior surfaces, ceilings, walls, door frames, window frames, floors, carpets, draperies, window coverings and fixtures, (ii) all windows, doors, locks and closing devices, entrances, plate glass, and signs, (iii) all plumbing and sewage pipes, fixtures and fittings, (iv) all phone lines, electrical wiring, equipment, switches, outlets and light bulbs, (v) any fire detection, fire sprinkler or extinguisher equipment, (vi) all of Tenant's personal property, improvements and alterations, and (vii) all other fixtures and special items installed by or for the benefit of, or at the expense of Tenant. Tenant, at its expense, shall maintain in good operating condition and repair, all heating, ventilating, and air conditioning equipment installed in the Premises and, at Landlord's election, all heating, ventilating and air conditioning equipment exclusively serving the Premises. If requested by Landlord, Tenant shall keep in force a preventive maintenance contract with a qualified maintenance company acceptable to Landlord covering all heating, ventilating and air conditioning equipment and shall annually provide Landlord with a copy of this contract. Tenant shall not enter onto the roof area of the Building, except for the purpose of maintaining the heating, ventilating, and air conditioning equipment to the extent Tenant is required to do so under the terms of this Lease. Tenant shall repair any damage to the roof area caused by its entry.

          9.2. Landlord's Repairs and Maintenance. Landlord shall keep in good condition and repair the foundation, roof structure, exterior walls and other structural parts of the Building, and all other portions of the Building not the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Building in good order, condition and repair. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as the result of Landlord performing any such maintenance and repair work.

          9.3. Failure to Repair or Maintain. In the event Tenant fails to perform Tenant's obligations under this Section 9, Landlord may, but shall not be required to, give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant shall fail to commence such work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amounts so expended by Landlord will be additional rent due under this Lease, and such amounts will become due and payable on demand by Landlord. Landlord shall have no liability to Tenant for any such damages, inconvenience or interference with the use of the Premises by Tenant as a result of performing such work; provided, however, Landlord shall use commercially reasonable efforts to perform any work in the Premises in a manner that does not interfere with Tenant's use of or operation of its business in the Premises.

          9.4. Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. The term "ordinary wear and tear" as used herein shall mean wear and tear which manifests itself solely through normal intensity of use and passage of time consistent with the employment of commercially prudent measures to protect finishes and components from damage and excessive wear, the application of regular and appropriate preventative maintenance practices and procedures, routine cleaning and servicing, waxing, polishing, adjusting, repair, refurbishment and replacement at a standard of appearance and utility and as often as appropriate for Class A corporate and professional office occupancies in the Petaluma office market. The term "ordinary wear and tear" would thus encompass the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic. To the extent that such wear and tear exceeds the normal Class A office occupancy standards of the Petaluma office market, such would be considered items of deferred maintenance indicative of a degradation of the improvements.  The term  "ordinary  wear and tear"  shall not  include  any damage or deterioration that could have been prevented by Tenant's employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease. Items not considered reasonable wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents) (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant's trade fixtures, furnishings, decorations, equipment, alterations, utility installations, security systems, communications systems (including cabling, wiring and conduits), displays and signs; and (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building or Project, caused by Tenant or its agents, contractors or employees, and not fully recovered by Landlord from insurance proceeds. Tenant, at its sole cost and expense, agrees to repair any damages to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, signs, machinery, equipment, cabinetwork, furniture, moveable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant resulting from such delay.

     10. Alterations.

          10.1. Consent Required. Tenant shall not make any alterations, improvements or additions (each, an "Alteration") in, on or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations without Landlord's prior written consent where (i) the reasonably estimated cost of the Alteration and together with the cost of any other Alteration made during the immediately preceding twelve (12) months does not exceed $25,000, and (ii) such Alterations do not affect or involve the structural integrity, roof membrane, exterior areas, building systems or water-tight nature of the Premises, Building or Project. In requesting Landlord's consent, Tenant shall, at Tenant's sole cost, submit to Landlord complete drawings and specifications describing the Alteration and the identity of the proposed contractor.

          10.2. Conditions.

               10.2.1. Notice. Before commencing any work relating to Alterations, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens or any other liens.

               10.2.2. Liens. Tenant shall pay when due all claims for labor or materials furnished to Tenant for use in the Premises. Tenant shall not permit any mechanics' liens or any other liens to be levied against the Premises for any labor or materials furnished to Tenant in connection with work performed on the Premises by or at the direction of Tenant. Tenant shall indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within five (5) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate.

               10.2.3. Compliance with Laws. All Alterations in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building.

               10.2.4. Labor Disputes. Upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or Project or damage to the Premises, Building or Project.

               10.2.5. Americans with Disabilities Act. Landlord, at Landlord's sole discretion, may refuse to grant Tenant permission for Alterations that require, because of application of Americans with Disabilities Act or other laws, substantial improvements or alterations to be made to the Common Areas.

               10.2.6. End of Term. Landlord, by written notice, may require that Tenant, at Tenant's expense, remove any Alterations prior to or upon the expiration of this Lease, and restore the Premises to their condition prior to such Alterations. Unless Landlord requires their removal, as provided above, all Alterations made to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of this Lease; provided, however, that Tenant's machinery, equipment, and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 9.4 above.

     11. Insurance and Indemnity.

          11.1. Insurance. Tenant shall obtain and maintain during the Term the following insurance:

               11.1.1. Commercial General Liability Insurance. Commercial general liability insurance (occurrence form) having a combined single limit of not less than $2,000,000 per occurrence and $2,000,000 aggregate per location, if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, product/completed operations and personal injury coverage (in a form, with a deductible amount, and with carriers reasonably acceptable to Landlord).

               11.1.2. Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence, and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired, borrowed or non-owned automobiles;

               11.1.3. Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least Two Million Dollars ($2,000,000);

               11.1.4. Property Insurance. "Special Form" property insurance (or its equivalent if "Special Form" property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant's personal property, fixtures and equipment, including electronic data processing equipment ("EDP Equipment"), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises other than those tenant improvements owned by Landlord (and coverage for the full replacement cost thereof). EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called "EDP Form". If the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of such property;

               11.1.5. Business Income/Extra Expense Insurance. Business income with extra expense insurance (form CP 0030 or equivalent) in an amount not less than the annual Base Rent and Additional Rent payable by Tenant hereunder for the then current calendar year, with a minimum fifty percent (50%) coinsurance percentage, the agreed value option and building ordinance (Form CP 1531 or equivalent). Any boiler and machinery policies or endorsements obtained shall also include these same provisions and coverages; and

               11.1.6. Additional Insurance. Any such other insurance as Landlord or Landlord's lender may reasonably require.

          11.2. General. The insurance carrier shall be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best's Key-Rating guide. Tenant's commercial general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without thirty (30) days' prior written notice to Landlord, (ii) Landlord is designated as an additional insured, and (iii) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord's lender or in the commercially reasonable opinion of Landlord's insurance adviser, the specified amounts of coverage are no longer adequate, such coverage shall, within thirty (30) days' written notice to Tenant, be appropriately increased. Prior to the commencement of the Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it with endorsements. At least thirty (30) days prior to the expiration of such policy or any renewal or modification thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

          11.3. Waiver of Claims. Landlord waives all claims against Tenant and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy. Tenant waives all claims against Landlord and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant agrees that in the event of a sale, assignment or transfer of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord.

          11.4. Landlord's Insurance. During the Term, Landlord shall keep the Building insured against loss or damage by fire, with extended coverage and vandalism, malicious mischief and special extended perils (all risk) endorsements or their equivalents, in amounts not less than one hundred percent (100%) of the replacement cost of the Building and structures insured. Landlord may maintain rent insurance, for the benefit of Landlord, equal to at least one year's Base Rent hereunder. If this Lease is terminated as a result of damage by fire, casualty or earthquake, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

          11.5. Earthquake and Flood. Tenant acknowledges that Landlord does not, at the time of the signing of this Lease, insure the Building for earthquake or flood damage. If at any time Landlord is required to obtain earthquake insurance by its lender or a prospective lender (as a condition of the prospective lender making a loan to Landlord), then (i) so long as Landlord deems the insurance premiums to be commercially reasonable, Landlord may insure the Building fully or partially for earthquake and/or flood damage and (ii) Landlord shall include as part of the Operating Expenses only the amount by which the premium for earthquake and/or flood insurance increases following the first year in which Landlord is insured for earthquake and/or flood damage.

          11.6. Indemnity. Tenant waives all claims against Landlord for any injury to Tenant's business or loss of income there from, damage to any property or injury to or death of any person in, on, or about the Premises, the Building, or any other portion of the Project arising at any time and from any cause, unless caused by the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord, and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, from and against all claims, costs, damages, actions, indebtedness and liabilities (except such as may arise from the active negligence or willful misconduct of Landlord, and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns) arising by reason of any death, bodily injury, personal injury, property damage or any other injury or damage in connection with (i) any condition or occurrence in or about or resulting from any condition or occurrence in or about the Premises during the Term, or (ii) any act or omission of
     Tenant, or Tenant's agents, representatives, officers, directors, shareholders, partners, employees, successors and assigns, wherever it occurs. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made. The provisions of this Section 11.6 shall survive the termination or expiration of this Lease with respect to any damage, injury, or death occurring prior to such expiration or termination.

     12. Damage or Destruction.

          12.1. Landlord's Obligation to Rebuild. Subject to the provisions of Sections 12.2, 12.3 and 12.4 below, if, during the Term, the Premises are totally or partially destroyed from any insured casualty, Landlord shall, within ninety (90) days after the destruction, commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion. Such destruction shall not terminate this Lease. Landlord's obligation shall not include repair or replacement of Tenant's alterations or Tenant's equipment, furnishings, fixtures and personal property. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90-day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after expiration of the 90-day period.

          12.2. Right to Terminate.

               12.2.1. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds made available to Landlord to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the Premises or the Building cannot be completed within one hundred eighty
          (180) days after the date of the casualty. If Landlord elects to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate this Lease within forty-five (45) days after the date of the casualty, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercise its right to terminate this Lease, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

               12.2.2. Tenant's Right to Terminate. Tenant shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if the repair or restoration of the Premises or the Building cannot be completed within one hundred eighty (180) days after the date of the casualty. Landlord shall notify Tenant in writing ("Landlord's Repair Estimate") within thirty (30) days after the date of the casualty of Landlord's estimate of the period required to repair or restore the Premises or the Building, as applicable. If Landlord reasonably determines that the repair or restoration of the Premises or the Building cannot be completed within one hundred eighty (180) days after the date of the casualty and Tenant elects to exercise its right to terminate this Lease pursuant to this Section 12.2.2, Tenant shall exercise the right by giving Landlord written notice of its election to terminate this Lease within fifteen (15) days after the date of Landlord's Repair Estimate, in which event this Lease shall terminate fifteen (15) days after the date of Tenant's termination notice. If neither Landlord nor Tenant exercise its right to terminate this Lease, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

          12.3. Last Year of Term. In addition to each party's right to terminate this Lease under Section 12.2, Landlord and Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to other party if the Premises or Building is substantially destroyed or damaged during the last twelve (12) months of the Term. The party electing to terminate this Lease shall notify the other party in writing of its election to terminate this Lease under this Section 12.3, if at all, within forty-five (45) days after Landlord determines that the Premises or Building has been substantially destroyed. If neither party elects to terminate this Lease, the repair of the Premises or Building shall be governed by Sections 12.1, 12.2 and 12.4.

          12.4. Uninsured Casualty. If the Premises are damaged from any uninsured casualty to any extent whatsoever, Landlord may within ninety
     (90) days following the date of such damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 90-day period Landlord may elect not to so restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within the 90-day period.

          12.5. Abatement of Rent. In the event of destruction or damage to the Premises which materially interferes with Tenant's use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of Base Rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction materially interferes with Tenant's use of the Premises. All other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of Base Rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

          12.6. Waiver. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

     13. Eminent Domain.

          13.1. Condemnation. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold in lieu of condemnation ("Condemned"), this Lease shall terminate as to the part so taken as of the date of title vesting in such proceeding. In the case of a partial condemnation of greater than twenty percent (20%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of title vesting in such proceeding. In the event of a partial condemnation of the Premises which does not result in a termination of this Lease, the monthly Base Rent thereafter to be paid shall be equitably reduced on a rentable square footage basis. If the continued occupancy of Tenant is materially interfered with for any time during the partial taking, notwithstanding the partial taking does not terminate this Lease as to the part not so taken, the Base Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

          13.2. Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs which Tenant might incur in moving Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

     14. Assignment and Subletting.

          14.1. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an "assignment"), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a "sublet" or "subletting"), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Base Rent and additional rent hereunder. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord's prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As additional rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting, not to exceed in the aggregate $1,500.

          14.2. Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to
     Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee's or subtenant's business to be conducted in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, including the date upon which the assignment shall be effective or the commencement date of the sublease (hereinafter referred to as the "Transfer Effective Date") and a copy of the proposed form of assignment or sublease; and (iv) such financial information, including financial statements, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

          14.3. Landlord's Election. Except as provided in Section 14.10, Landlord may, by written notice to Tenant at any time within thirty (30) days after Landlord's receipt of the information specified in Section 14.2,
     (i) consent to the proposed assignment or subletting by Tenant, or (ii) withhold its consent to the proposed assignment or subletting by Tenant.

          14.4. Termination. [Intentionally deleted.]

          14.5. Withholding Consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord's reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or the Project or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Project; (2) in Landlord's reasonable judgment, the creditworthiness of the proposed subtenant or assignee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Project on comparable terms, or Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (3) in Landlord's reasonable judgment, the business history, experience or reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants for occupancy in the Project; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Project. If Landlord fails to elect any of the alternatives within the thirty (30) day period referenced in Section 14.3, it shall be deemed that Landlord has refused its consent to the proposed assignment or sublease.

          14.6. Bonus Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant's receipt of such Rent or other consideration. To the extent that a subtenant or assignee pays the leasing commissions or brokerage fees incurred in connection with the assignment or sublease, the cost of partitioning the Premises for multiple occupancy, or any other costs or expenses normally paid by a landlord in connection with a lease of commercial office property located in Petaluma, or a sublandlord in connection with a sublease of office space in Petaluma, or the subtenant purchases goods or services from sublandlord or an affiliate of sublandlord for an amount in excess of the fair market value for such goods or services, such costs incurred or amounts expended shall be deemed to be "other consideration" for purposes of calculating excess Rent due to Landlord hereunder.

          14.7. Scope. The prohibition against assigning or subletting contained in this Section 14 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 14.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

          14.8. Executed Counterparts. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form acceptable to Landlord.

          14.9. Transfer of a Majority Interest. If Tenant is a non-publicly traded corporation, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more or of a controlling interest or the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the Effective Date shall constitute an assignment hereunder for which Landlord's prior written consent is required. If Tenant is a partnership, limited liability company, trust or an unincorporated association, the transfer of a controlling or majority interest therein shall constitute an assignment hereunder for which Landlord's prior written consent is required.

          14.10. Permitted Transfers. Notwithstanding anything stated to the contrary herein, the following transfers shall not constitute an assignment of this Lease, may be made by Tenant without Landlord's consent, and shall not be subject to Sections 14.3, 14.4, 14.5 and 14.6 of this Lease and the requirement in Section 14.8 that Tenant obtain Landlord's consent: (i) a sale of stock of the Tenant in a public offering or in any stock transaction conducted through a national stock exchange or over the counter transaction; or any private placement or offering; (ii) merger, consolidation or reorganization or related or unrelated corporations; (iii) any assignment of this Lease or sublet of all or any portion of the Premises to (A) any entity that that directly or indirectly controls, is controlled by, or under common control with Tenant, where "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations, or (B) an entity at least a majority of whose economic interest is owned by Tenant; (iv) an intra-family stock assignment or any stock assignment to a trust for estate planning purposes or upon the death of a shareholder; and (v) the sale of all or substantially all of the stock or assets of Tenant in a transaction or a sequence of related transactions.

     15. Default by Tenant.

          15.1. Events of Default. The occurrence of any of the following events shall constitute an event of default on the part of Tenant under this
     Lease:

               15.1.1. Payment. A failure by Tenant to pay Rent within five (5) days after written notice that such payment is due;

               15.1.2. Bankruptcy. The bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

               15.1.3. Abandonment or Vacation. The abandonment or vacation of the Premises;

               15.1.4. Performance of Lease Terms. Tenant's failure to perform any of the terms, covenants, agreements or conditions of this Lease to be observed or performed by Tenant (excluding any event of default under Section 15.1.1 above), which default has not been cured within thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the 30-day period, Tenant shall not be deemed to be in default if within such period Tenant shall commence such cure and thereafter diligently prosecute the same to completion; and

               15.1.5. Failure to Comply. Tenant's failure to comply with the provisions contained in Sections 18 and 19.

An event of default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure. Tenant shall pay to Landlord the amount of Two Hundred Fifty Dollars ($250.00) for each notice of default given to Tenant under this Lease, which amount is the amount the parties reasonably estimate will compensate Landlord for the cost of giving such notice of default.

          15.2. Remedies. In the event of any default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

               15.2.1. Continue Lease. Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant's breach and recover the Rent and any other monetary charges as they become due, without terminating Tenant's right to sublet or assign this Lease, subject only to reasonable limitations as herein provided. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term.

               15.2.2. Perform. Pay or perform such obligation due (but shall not be obligated to do so), if Tenant fails to pay or perform any obligations when due under this Lease within the time permitted for their payment or performance. In such case, the costs incurred by Landlord in connection with the performance of any such obligation will be Additional Rent due under this Lease and will become due and payable on demand by Landlord.

               15.2.3. Terminate. Terminate Tenant's rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, without limitation, the following: (A) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that is proved could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that is proved could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. In addition, Landlord shall be entitled to recover from Tenant the unamortized portion of any tenant improvement allowance, free rent or other allowance provided by Landlord to Tenant and any brokerage commission or finders fee paid or incurred by Landlord in connection with this Lease (amortized with interest at the Interest Rate on a straight line-basis over the original term of this Lease.) Upon any such termination of Tenant's possessory interest in and to the Premises, Tenant (and at Landlord's sole election, Tenant's sublessees) shall no longer have any interest in the Premises, and Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The "worth at the time of award" of the amounts referred to in subparagraphs (A) and (B) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in subparagraph (C) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               15.2.4. Additional Remedies. Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of ten percent (10%) per annum.

          15.3. Waiver of Right of Redemption. In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

          15.4. Continue. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

          15.5. Tenant's Exercise Rights. In the event Tenant is in default under any provision of this Lease then, at Landlord's sole election: (i) Tenant shall not have the right to exercise any available right, option or election under this Lease ("Tenant's Exercise Rights"), (ii) Tenant shall not have the right to consummate any transaction or event triggered by the exercise of any of Tenant's Exercise Rights, and (iii) Landlord shall not be obligated to give Tenant any required notices or information relating to the exercise of any of Tenant's Exercise Rights hereunder.

     16. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord certified mail, postage prepaid, and to the holder of any first mortgage, deed of trust or ground lease covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant be entitled to terminate this Lease by reason of Landlord's default, and Tenant's remedies shall be limited to an action for monetary damages at law.

     17. Security Deposit. On execution of this Lease, Tenant shall deliver to Landlord cash in the amount specified as the Security Deposit in the Basic Lease Information. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant without payment of interest for its use (or, at Landlord's option to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

     18. Estoppel Certificate.

          18.1. Obligation to Execute Estoppel. Tenant shall within ten (10) days after notice from Landlord, execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the amount of the Rent and the Security Deposit,
     (iii) the date to which the Rent has been paid, (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and
     (v) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building.

          18.2. Failure to Execute Estoppel. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's Base Rent has been paid in advance.

          18.3. Financial Statements. If Landlord desires to sell all or any portion of its interest in the Building or the Project or to finance or refinance the Building or the Project, Tenant agrees to deliver to Landlord and any lender or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by Landlord or such lender or prospective purchaser. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth. In addition, within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord Tenant's most current quarterly and annual financial statements audited by Tenant's certified public accountant. If audited financial statements are not available, Tenant shall deliver to Landlord Tenant's financial statements certified to be true and correct by Tenant's chief financial officer. Tenant's annual financial statements shall not be dated more than twelve (12) months prior to the date of Landlord's request.

     19. Subordination. This Lease, at Landlord's sole option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment. Any such document of attornment shall also provide that the successor shall not disturb Tenant in its use of the Premises in accordance with this Lease.

     20. Attorneys' Fees. If Landlord uses the services of an attorney in order to secure Tenant's compliance with the terms of this Lease, Tenant shall reimburse Landlord upon demand for any and all reasonable attorneys' fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted by Landlord. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder, whether for declaratory or other relief, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment.

     21. Notices. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be personally delivered, delivered by courier service, delivered by national overnight delivery service (e.g., Federal Express, Airborne Express and UPS), sent via facsimile (confirmation receipt required), or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective upon delivery or refusal of delivery.

     22. General Provisions.

          22.1. Applicable Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of California, notwithstanding any choice of law statutes, regulations, provisions or requirements to the contrary.

          22.2. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          22.3. Waiver. No waiver of any provision hereof by either party shall be deemed by the other party to be a waiver of any other provision, or of any subsequent breach of the same provision. Landlord's or Tenant's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's consent to, or approval of, any subsequent act by the other party.

          22.4. Holdover. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof, after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent owed during the final year of the Term, as the same may have been extended, together with the Additional Rent due under this Lease. The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all losses, expenses and damages, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term.

                                      23.

          22.5. Successors and Assigns. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

          22.6. Entry. Upon reasonable prior notice to Tenant (which notice shall not be required in the event of an emergency), Landlord and Landlord's representatives and agents shall have the right to enter the Premises during regular business hours for the purpose of inspecting the same, showing the same to prospective purchasers (during the last nine months of the Term only) or lenders, and making such alterations, repairs, improvements, or additions to the Premises, the Building or the Common Areas as Landlord may deem necessary or desirable. Landlord may at any time during the last nine (9) months of the Term place on or about the Premises any ordinary "For Lease" sign. Landlord may at any time place on or about the Premises any ordinary "For Sale" sign.

          22.7. Subleases. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          22.8. Limitation of Liability. In the event that Landlord or any successor owner of the Building sells or conveys the Building, then, provided that the assignee of Landlord's interest under this Lease assumes in writing all of the obligations of Landlord including, without limitation the obligation to return the Security Deposit in accordance with the terms of this Lease, all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance shall terminate and become binding on the new owner, and Tenant shall release Landlord from all liability under this Lease (including, without limitation, the Security Deposit), except for acts or omissions of Landlord occurring prior to such sale or conveyance. Tenant expressly agrees that
     (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, or other principals, agents or representatives of Landlord ("Member of Landlord"), and (ii) Tenant shall have recourse only to Landlord's interest in the Building of which the Premises are a part for the satisfaction of such obligations and not against the other assets of Landlord. In this regard, Tenant agrees that in the event of any actual or alleged failure, breach or default by Landlord of its obligations under this Lease, that (i) no Member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord), (ii) no judgment will be taken against any Member of Landlord, and any judgment taken against any Member of Landlord may be vacated and set aside at any time without hearing, (iii) no writ of execution will ever be levied against the assets of any Member of Landlord, and (iv) these agreements by Tenant are enforceable both by Landlord and by any Member of Landlord.

          22.9. Authority. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, company or partnership in accordance with, where applicable, a duly adopted resolution of the board of directors of the corporation, the vote of the members of the limited liability company or the vote of the partners within the partnership, and that this Lease is binding upon the corporation, company or partnership in accordance with its respective articles of incorporation and bylaws, operating agreement or partnership agreement.

          22.10. Time. Time is expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

          22.11. Joint and Several Liability. If there is more than one party comprising Tenant, the obligations imposed on Tenant shall be joint and several.

          22.12. Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

          22.13. Definitions. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers and in each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity.

          22.14. Exhibits. The Basic Lease Information, Exhibits and Addenda attached to this Lease and incorporated herein by reference thereto.

          22.15. Force Majeure. Any delay in construction, repairs, or rebuilding any building, improvement or other structure herein shall be excused and the time limit extended to the extent that the delay is occasioned by reason of acts of God, labor troubles, laws or regulations of general applicability, acts of Tenant or Tenant Delays (as the term is defined in the Work Letter Agreement), or other occurrences beyond the reasonable control of Landlord. Accordingly, Landlord's obligation to perform shall be excused for the period of the delay and the period for performance shall be extended for a period equal to the period of such delay.

          22.16. Brokers' Fees. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claim that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt. Landlord shall pay any commissions or fees that are payable to the brokers or finders specified in the Basic Lease Information, with respect to this Lease in accordance with the provisions of a separate commission contract.

          22.17. Relocation. [Intentionally deleted.]

          22.18. Entire Agreement. This Lease, including attached Exhibits, Addendum, and Basic Lease Information, contains all agreements and understandings of the parties and supersedes and cancels any and all prior or contemporaneous written or oral agreements, instruments, understandings, and communications of the parties with respect to the subject matter herein. This Lease, including the attached Exhibits, Addendum, and Basic Lease Information, may be modified only in a writing signed by each of the parties. The Exhibits, Addendum and Basic Lease Information attached to this Lease are incorporated herein by reference.

          22.19. Addendum. The Addendum attached hereto is incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first mentioned above.

"Tenant"

REGAN HOLDING CORP.,
a California corporation

By:      /s/ John W. Abbott
   ----------------------------------
     Name:  John W. Abbott
           --------------------------
     Its:  Chief Information Officer
           --------------------------

By:
   ----------------------------------
     Name:
           --------------------------
     Its:
           --------------------------


"Landlord"

LAKEVILLE & MARINA, LLC,                           FLORENE MAY HECK, LLC,
a California limited liability company             a Delaware limited liability company

By:    G&W Ventures, LLC,                          By:   /s/ William A. Robotham
       a California limited liability company,           ------------------------------------
       Managing Member                                   William A. Robotham, as Trustee of the Florene
         By:  /s/ Matthew T. White                       May Heck 1986 Trust Dated May 22, 1986
              ---------------------------
              Matthew T. White
              Managing Member

AMERIVINE, INC.,                                   THOMAS FLORIAN FRAZER, LLC,
a California corporation                           a Delaware limited liability company

By:      /s/ David F. Coleman                      By:   /s/ Thomas Florian Frazer
         --------------------                            -------------------------
         David F. Coleman                                Thomas Florian Frazer
         President                                       Sole Member

WHEELER PROPERTIES, LLC
a California limited liability company


By:      /s/ William W. Wheeler
         ----------------------
         William W. Wheeler
         Managing Member
         By Matthew T. White
         As attorney

                                    ADDENDUM



1. Base Rent. The Base Rent during the Term shall be as follows:


--------------------------- -----------------------------------------------
     Lease Year             Monthly NNN Base Rent Per Rentable Square Foot
--------------------------- -----------------------------------------------
   1st Lease Year                               $1.25
--------------------------- -----------------------------------------------

     Commencing on the first day of the second (2nd) Lease Year, and on the first day of each Lease Year thereafter during the Term, the monthly Base Rent then in effect shall be increased by three percent (3%).

2. Signs.

     Tenant shall remove Tenant's existing signage on the exterior of the Building fronting Lakeville Highway within thirty (30) days after written notice from Landlord and repair any damage to the Building resulting from Tenant's signage or the removal of Tenant's signage (with Landlord's reimbursing Tenant for up to fifty percent of the cost of repairing any damage). Landlord, at its election, may add additional tenants' names to the existing monument sign on the Lot; provided, however, Tenant's name shall be the top name on the monument sign.

3. Reduction of Premises.

     3.1. Space Reduction Effective Date. Effective as of the earlier of (i) the last day of the eighteenth (18th) full calendar month of the Term or (ii) the thirtieth (30th) day after Landlord delivers to Tenant written notice (the "Premises Reduction Notice") of its election to recapture the Reduction Space (defined herein), the Premises shall be reduced in size to exclude therefrom a portion of the Premises as determined by Landlord consisting of not less than twenty thousand (20,000) rentable square feet of contiguous space (the "Minimum Reduction Space"), nor more than thirty-six thousand (36,000) rentable square feet of contiguous space; provided, however, that Tenant shall at all times retain the use of the computer room, docking supply areas, loading area and mail room. The Minimum Reduction Space and other potential Reduction Space is more particularly shown on Exhibit A-1, attached hereto. The portion of the Premises that Landlord recaptures pursuant to this paragraph is hereinafter referred to as the "Reduction Space". During the first eighteen (18) months of the Term, Landlord shall use commercially reasonable efforts to market for lease to a third party the Minimum Reduction Space. The date on which the Premises is reduced in size pursuant to this paragraph is hereinafter referred to as the "Space Reduction Effective Date". The portion of the Premises remaining after Landlord recaptures the Reduction Space is hereinafter referred to as the "Reduced Premises". Tenant shall vacate and surrender to Landlord possession of the Reduction Space on the Space Reduction Effective Date in accordance with all of the terms of the Lease regarding Tenant's obligation to surrender possession of the Premises upon the expiration of the Term. Effective as of the Space Reduction Effective Date, the term "Premises" as used in the Lease shall refer only to the Reduced Premises.

     3.2. Tenant's Percentage Share. Effective as of the Space Reduction Effective Date, "Tenant's Percentage Share" shall be recalculated in accordance with Section 1.10 of the Lease (i.e., the Rentable Area of the Premises divided by the Rentable Area of the Building. If the Rentable Area of the Premises or the Rentable Area of the Building is later changed, then Tenant's Percentage Share shall be further adjusted in accordance with Section 1.10 of the Lease.

     3.3. Base Rent. Effective as of the Space Reduction Effective Date, the Base Rent shall be calculated based on the rentable square footage of the Reduced Premises.

     3.4. Parking Spaces. Effective as of the Space Reduction Effective Date, the number of parking spaces in the parking areas on the Lot that Tenant is entitled to use on a non-exclusive basis shall be reduced in accordance with the formula contained in the Basic Lease Information.

4. Security Deposit.

     4.1 Letter of Credit. Subject to the terms and conditions set forth below, Tenant shall have the right to substitute an irrevocable standby letter of credit (the "Letter of Credit") for the cash Security Deposit previously delivered to Landlord. The Letter of Credit shall name Landlord as beneficiary, be in an amount equal to the Security Deposit, be issued by a major national bank located in San Francisco or a regional bank located in the San Francisco Bay Area ("Bank") reasonably satisfactory to Landlord and be upon such terms and conditions as Landlord may reasonably require. The Letter of Credit shall allow draws by Landlord upon sight draft accompanied by a statement from Landlord that it is entitled to draw upon the Letter of Credit and shall contain terms which allow Landlord to make partial and multiple draws up to the face amount of the Letter of Credit. If Tenant has not delivered to Landlord at least thirty (30) days prior to the expiration of the original Letter of Credit (or any renewal letter of credit) a renewal or extension thereof, Landlord shall have the right to draw down the entire amount of the original Letter of Credit (or renewal thereof) and hold the proceeds thereof as the Security Deposit.

     4.2 Reduction of Security Deposit.

          a. First Four Calendar Quarters of Profitability. Upon Tenant's written request to Landlord, and provided that Tenant is not then in default under this Lease, the Security Deposit shall be reduced to Seven Hundred Eighty Thousand Dollars ($780,000) at such time as Tenant shows four (4) consecutive calendar quarters of "profits" during the Term (with "profits" defined as Tenant's gross income for a calendar quarter exceeding Tenant's actual and imputed expenses for that particular calendar quarter as evidenced on Tenant's balance sheet and profit and loss statements certified as correct by an officer of Tenant).

          c. Second Four Calendar Quarters of Profitability. Upon Tenant's written request to Landlord, and provided that Tenant is not then in default under this Lease, the Security Deposit shall be reduced further to Five Hundred Thirty Thousand Dollars ($530,000) at such time as Tenant shows four (4) additional consecutive calendar quarters of "profits" during the Term (with "profits" defined as Tenant's gross income for a calendar quarter exceeding Tenant's actual and imputed expenses for that particular calendar quarter as evidenced on Tenant's balance sheet and profit and loss statements certified as correct by an officer of Tenant) in addition to those referenced in Paragraph 4.2.a above.

          c. Third Four Calendar Quarters of Profitability. Upon Tenant's written request to Landlord, and provided that Tenant is not then in default under this Lease, the Security Deposit shall be reduced further to Three Hundred Seventy-Five Thousand Dollars ($375,000) at such time as Tenant shows four (4) additional consecutive calendar quarters of "profits" during the Term (with "profits" defined as Tenant's gross income for a calendar quarter exceeding Tenant's actual and imputed expenses for that particular calendar quarter as evidenced on Tenant's balance sheet and profit and loss statements certified as correct by an officer of Tenant) in addition to those referenced in Paragraphs 4.2.a and 4.2.b above.

          d. Fourth Four Calendar Quarters of Profitability. Upon Tenant's written request to Landlord, and provided that Tenant is not then in default under this Lease, the Security Deposit shall be reduced further to Three Hundred Thousand Dollars ($300,000) at such time as Tenant shows four
     (4) additional consecutive calendar quarters of "profits" during the Term (with "profits" defined as Tenant's gross income for a calendar quarter exceeding Tenant's actual and imputed expenses for that particular calendar quarter as evidenced on Tenant's balance sheet and profit and loss statements certified as correct by an officer of Tenant) in addition to those referenced in Paragraphs 4.2.a, 4.2.b and 4.2.c above.

          e. Purchase of Operational Software. For purposes of determining whether Tenant is profitable during any calendar quarter pursuant to this Paragraph 4.2, the parties shall not take into account a one-time expense by Tenant for a software operating system.

     4.3 Interest. Notwithstanding anything to the contrary contained in this Lease, Landlord shall deposit the cash Security Deposit received from Tenant into an interest-bearing business savings account and, upon Tenant's written request (not more than once every calendar quarter), Landlord shall pay to Tenant the interest earned on the cash Security Deposit.

5. Right of First Offer. If any space in the Building becomes available for lease during the Term (hereinafter referred to as the "Available Space") or will become available for Lease within the next thirty (30) days, Landlord shall notify Tenant in writing (the "Notice of Available Space") of the terms and conditions upon which Landlord would consider leasing the Available Space to Tenant. Landlord shall state in the Notice of Available Space all of the material terms and conditions upon which it would consider leasing the Available Space to Tenant including, without limitation, the length of the term, the amount of the rent and the amount of the tenant improvement allowance (if any).

Tenant shall have fifteen (15) days from after Tenant's receipt of the Notice of Available Space to notify Landlord in writing of its election to lease the Available Space upon all of the terms and conditions set forth in the Notice of Available Space. If Tenant timely notifies Landlord in writing of its election to lease the Available Space, then, within ten (10) days thereafter, Landlord and Tenant shall enter into a new lease for the Available Space or, at Landlord's sole election, amend this Lease to include the Available Space as part of the Premises. If Tenant fails to notify Landlord in writing of its election to lease the Available Space within the fifteen (15) day period referenced above or for any reason Landlord and Tenant fail to enter into a lease for the Available Space or amendment to this Lease, as applicable, within the ten (10) period referenced above, Tenant shall be deemed to have waived its right to lease the Available Space pursuant to this provision and Landlord may lease the space to any other party.

6. Advance Rent. Concurrently with the execution of this Lease, Tenant shall pay to Landlord advance rent (the "Advance Rent") in the amount of Nine Hundred Seventy-Nine Thousand Six Hundred Fifty-Two and 16/100 Dollars ($979,652.16). Landlord shall apply the Advance Rent against Tenant's obligation to pay to Landlord the Base Rent and additional rent due during the first nine (9) full calendar months of the Term. Landlord shall deposit the Advance Rent in an interest-bearing business savings account. Upon Tenant's written notice to Landlord (not more than once every calendar quarter), Landlord shall pay to Tenant the interest earned on the Advance Rent.